As filed with the Securities and Exchange Commission on September 22, 1998
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                          Village Financial Corporation
          -------------------------------------------------------------
          (Exact name of Small Business Issuer as specified in charter)

           New Jersey                      6035                   22-3562091
----------------------------         -----------------       -------------------
(State or other jurisdiction         (Primary SIC No.)         (I.R.S. Employer
of incorporation or                                          Identification No.)
organization)

         590 Lawrence Square Boulevard, Lawrenceville, New Jersey 08648
                                 (609) 730-0183
--------------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of principal executive offices and principal place of business)

                          Kenneth J. Stephon, President
                          Village Financial Corporation
                  P.O. Box 6554, 590 Lawrence Square Boulevard
                        Lawrenceville, New Jersey 08648
                                 (609) 730-0183
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:
                               John J. Spidi, Esq.
                              Andrew S. White, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
           1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of                             Proposed         Proposed         Amount
Each Class of          Shares         Maximum     Maximum Aggregate      of
Securities              to be     Offering Price      Offering      Registration
To Be Registered     Registered      Per Unit         Price(1)           Fee
--------------------------------------------------------------------------------
Common Stock,
$.10 Par Value         610,000         $10.00          $6,100,000   $1,799.50
--------------------------------------------------------------------------------
(1)      Estimated solely for purposes of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    This Prospectus is subject to completion and is dated September __, 1998

PROSPECTUS
410,000 to 610,000 Shares of Common Stock

                                                   Village Financial Corporation
                   A Proposed Holding Company for Village Bank (In Organization)
                                                   590 Lawrence Square Boulevard
                                                 Lawrenceville, New Jersey 08648

================================================================================

         Village Financial Corporation is a New Jersey corporation formed in January 1998 to become the holding company for Village Bank, a proposed
FDIC-insured federal savings bank to be located in Lawrenceville, New Jersey. Village Financial Corporation will own all of the shares of Village Bank. The common stock of Village Financial Corporation will be sold only if Village Financial Corporation and Village Bank receive all required regulatory approvals and Village Financial Corporation receives orders for at least 410,000 shares of common stock.

================================================================================

                                TERMS OF OFFERING

         We are offering for sale a minimum of 410,000 shares and a maximum of 610,000 shares of our common stock to the general public on a "best efforts" basis. All subscription funds tendered will be deposited in an interest bearing escrow account with Summit Bank, Princeton, New Jersey (the "Escrow Agent") pending completion, termination or cancellation of the offering. The offering will expire on _______ __, 1998. However, we may extend the offering without further notice to subscribers. See pages ___ to ___, "The Offering and Plan of Distribution." Our offering of common stock is based on the following terms:

o        Price Per Share:                               $10.00

o        Number of Shares
         Minimum/Maximum:                               410,000 to 610,000

o        Underwriting Commissions
         and Other Expenses:                            $70,000*

o        Net Proceeds to Village Financial Corporation
         Minimum/Maximum:                               $4,030,000 to $6,030,000

o        Net Proceeds Per Share:
         Minimum/Maximum:                               $9.83 to $9.89

* We previously sold 94,850 shares of our common stock for $10.00 per share in a private placement to pay for our preopening expenses. Pending regulatory approval or non-objection, the investors in the private placement may receive warrants, stock options or a split of their shares in recognition of the risk undertaken by these individuals. We currently anticipate our preopening organizational expenses to be $383,000, of which an estimated $70,000 is for the initial public offering relating to legal, accounting, printing and postage costs. We do not anticipate any underwriting commissions.

Please refer to Risk Factors beginning on page 1 of this Prospectus.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any other government agency.

Neither the Securities and Exchange Commission ("SEC"), the Office of Thrift Supervision ("OTS"), nor any state securities regulator has approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

    For information on how to subscribe, call ____________ at (609) ___-____.
                   The date of this Prospectus is ______, 1998

--------------------------------------------------------------------------------

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                         Page

Questions and Answers About the Stock Offering...............................
Highlights of the Offering...................................................
Summary......................................................................
Risk Factors.................................................................
Use of Proceeds..............................................................
Dividends....................................................................
Market for Common Stock......................................................
Dilution.....................................................................
Capitalization...............................................................
The Offering and Plan of Distribution.......................................
Office Facilities............................................................
Unaudited Pro Forma Financial Information....................................
Management's Discussion and Analysis or Plan of Operation....................
Proposed Business of the Company.............................................
Proposed Business of the Bank................................................
Regulation...................................................................
Management of the Company....................................................
Management of the Bank.......................................................
Security Ownership of Certain Beneficial Owners..............................
Description of Capital Stock.................................................
Legal Matters................................................................
Experts......................................................................
Index to Financial Statements................................................
Subscription Agreement.......................................................A-1


         This document contains forward-looking statements which involve risks and uncertainties. Village Financial Corporation's actual results may differ significantly from the results discussed in the forward- looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page 1 of this document.

         You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. The affairs of Village Financial Corporation may have changed since the dates referred to in this document.

--------------------------------------------------------------------------------

                                   [MAP PAGE]

--------------------------------------------------------------------------------



                 QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING

Q:       How do I purchase the stock?

A: You must complete and return the stock order form to us together with your payment no later than 5:00 p.m., New Jersey Time, _________, 1998.

Q:       How much stock may I purchase?

A: The minimum purchase is 100 shares (or $1,000). The maximum purchase is 50,000 shares (or $500,000).

Q.       Will the stock be traded on a market?

A. It is anticipated that the stock will be traded in the over-the-counter market and reported on the OTC Bulletin Board. However it is not assured or guaranteed that the stock will be traded on the OTC Bulletin Board or on any market.

Q: What particular factors should I consider when deciding whether to buy the stock?

A: Before you decide to purchase shares, you should read the Risk Factors section on pages 1-5 of this document.

Q: Who can help answer any other questions I may have about the stock offering?

A: In order to make an informed investment decision, you should read this entire document. In addition, you may contact:

                          Kenneth J. Stephon, President
                          Village Financial Corporation
                                  P.O. Box 6554
                         Lawrenceville, New Jersey 08648
                                 (609) 730-0183


--------------------------------------------------------------------------------

                                       (i)

--------------------------------------------------------------------------------

                           HIGHLIGHTS OF THE OFFERING

This Summary highlights selected information from this document and may not contain all the information that is important to you as a prospective investor. To understand the stock offering fully, please read the entire document. An investment in the Common Stock involves significant risks and should be undertaken as a long-term investment only after careful evaluation of the Risk Factors beginning on page 1.

Strategy

         Our primary market area is currently serviced almost entirely by large, regional financial institutions headquartered outside of the area. Village Bank is being formed to provide the area with a locally managed and operated financial institution with the policies and decisions of the bank being made by people known to the customers.

         In a market dominated by large, regional and statewide banks and their branches, we intend to offer the community an alternative. Village Bank will be a highly personalized, community-oriented financial institution delivering service that we believe only comes from responsive local decision-making.
The elements of this strategy include:

          o Accessibility to the bank's President, officers and directors, whether during or after business hours.

          o Flexibility in loan and business decisions to account for local community and customer needs.

          o    Investment of depositors funds back into the community.

          o    Involvement in the community affairs of our primary market area.

          o Competitive products and pricing on a wide array of financial services.

          o Responsiveness to customer needs supported by an experienced and service-oriented staff.

Community Ownership

         Our organizers believe that our primary market area, Lawrence Township and Pennington Borough, New Jersey, is in need of a locally-headquartered financial institution dedicated to the needs of its community. As a locally operated financial institution, we will be able to more quickly recognize the needs of the local residents and businesses, versus out-of-state and out-of-area financial institutions. We anticipate implementing services, deposit and credit programs intended to fulfill the financial needs of our primary market area. See pages ____ to ____, "Proposed Business of the Bank."

New Operation

         We are a new entity without any operating history. However, as a newly established financial institution, we intend to structure loans and savings accounts with flexibility to react to changes in the interest rate environment of today's economy. See page ___, "Risk Factors - Lack of Operating History" and see pages ___ to ___, "Proposed Business of the Bank."

--------------------------------------------------------------------------------

                                      (ii)

--------------------------------------------------------------------------------

Management

         Kenneth J. Stephon will serve as our President, Chief Executive Officer, Chief Financial Officer and a director. Mr. Stephon is the former President, Chief Executive Officer, Chief Financial Officer and a director of CloverBank, Pennsauken, New Jersey. The board of directors includes local business persons and professionals with diverse backgrounds, familiar with the communities of central Mercer County. Members of the board of directors are involved in local civic and non-profit organizations. See pages ___ to ___, "Management of the Company" and pages ___ to ___, "Management of the Bank."

--------------------------------------------------------------------------------

                                      (iii)

--------------------------------------------------------------------------------

                                     SUMMARY

         This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read carefully this entire document, including the financial statements and the notes to the financial statements of Village Financial Corporation. References in this document to "we," "us" and "our" refer to Village Financial Corporation. In certain instances where appropriate, "we," "us" or "our" refers collectively to Village Financial Corporation and Village Bank. References in this document to "Village" or the "Company" refer to Village Financial Corporation. References in this documents to the "Bank" refer to Village Bank.

The Company and the Bank

                          Village Financial Corporation
                          590 Lawrence Square Boulevard
                         Lawrenceville, New Jersey 08648
                                 (609) 730-0183

         Village Financial Corporation is not an operating company and we have not engaged in any significant business to date. Our company was formed in January 1998 as a New Jersey-chartered corporation to be the holding company for Village Bank, a federal savings bank in the process of organizing. The holding company structure will provide greater flexibility in terms of operations, expansion and diversification. Our office is currently located at 23 Route 31 North, Suite A22, Pennington, New Jersey 08534. Our mailing address is P.O. Box 6554, Lawrenceville, New Jersey 08648. Our telephone number is (609) 730-0183. After the opening of the bank, our main office is expected to be located at 590 Lawrence Square Boulevard, Lawrenceville, New Jersey 08648.

         See pages ___ to ____, "Proposed Business of the Company."


                                  Village Bank
                          590 Lawrence Square Boulevard
                         Lawrenceville, New Jersey 08648
                                 (609) 730-0183

         The principal business of Village Bank will be to accept various types of transaction and savings deposits from the general public and to make mortgage, consumer, small business and other loans. Our main office is expected to be located at 590 Lawrence Square Boulevard, Lawrenceville, New Jersey, presently a vacant branch office of a regional commercial bank. We intend to operate a limited service facility within the Pennington Point complex, which includes the Pennington Point adult community, in Pennington, New Jersey. See pages ____ to ____, "Proposed Business of the Bank."

Organizers

         The organizers consist of the initial board of directors of the Company, Kenneth J. Stephon, William C. Hart, William V. R. Fogler, Paul J. Russo, Jonathan R. Sachs and George M. Taber. See pages ____ to ____, "Management of the Bank". The organizers and certain other initial investors previously purchased 94,850 shares of common stock at $10.00 per share for long-term investment in a private placement to fund preopening expenses. The initial board of directors plans to subscribe for an additional 21,000 shares in the offering. The organizers reserve the right to purchase additional shares

--------------------------------------------------------------------------------

                                      (iv)

--------------------------------------------------------------------------------

in the offering. The remaining shares are being offered to the public on a first come, first served basis. However, we may refuse to accept any subscription in whole or in part for any reason. All potential investors in the common stock in the offering will have the opportunity to purchase the stock at the same price and on the same terms. The initial investors in our common stock, including our organizers, may receive warrants, stock options or a split of the shares of stock they purchased in the private placement. However, no investor will receive any warrants or stock options with the shares purchased in this offering. Although you may, in the future, receive a split of the shares of our common stock purchased in this offering, we have no plans to declare a stock split other than for those shares purchased in the private placement. See pages ____ to ____, "Management's Discussion and Analysis or Plan of Operation"; pages ____ to ____, "Management of the Company"; and pages ____ to ____, "The Offering and Plan of Distribution."

Office Facilities

         We entered into a Lease Agreement in September, 1998 with the owner of 590 Lawrence Square Boulevard, Lawrenceville, New Jersey. We also entered into a lease agreement for space in the Pennington Point complex in order to operate a limited service facility. See pages ___ to ___, "Proposed Business of the Bank" and see pages ___ to___, "Office Facilities."

Conditions of the Offering

         We will terminate the offering, no shares of common stock will be issued, and no subscription proceeds will be released from escrow to us, unless the following conditions are met on or before _______ __, 1998 (or such later date if we extend the offering):

          o We have accepted subscriptions and payment in full for the minimum number of shares and

          o Our organizers have made provisions for satisfying any regulatory or other conditions that must be satisfied before Village Bank may commence banking operations. See page ____, "The Offering and Plan of Distribution - Conditions of the Offering and Release of Funds."

         You may not receive interest on your subscription funds, if the offering expenses are in excess of the amounts to be covered by the proceeds of the private placement. However, if we hold the funds in excess of 90 days, the funds will be promptly returned to the subscriber with any interest earned.

         Subscription proceeds for shares subscribed for will be promptly deposited in an interest-earning escrow account with Summit Bank as escrow agent under the terms of an escrow agreement pending the satisfaction of the conditions set forth above or the termination of the offering. Upon satisfaction of the conditions set forth above, all subscription funds held in escrow, including any interest earned, shall be released to us for our immediate use. See pages ___ to ___, "The Offering and Plan of Distribution."

The Offering

         The offering consists of a minimum of 410,000 shares and a maximum of 610,000 shares of Common Stock at $10.00 per share. In the offering, there is a minimum purchase requirement of 100 shares and a maximum purchase limitation of 50,000 shares per subscriber including all affiliates of the subscriber. The offering will terminate on _______ __, 1998. However, we may extend the offering

--------------------------------------------------------------------------------

                                       (v)

--------------------------------------------------------------------------------

without notifying you. If the offering is not completed by _______ __, 199_, all subscription funds will be promptly refunded. See pages ___ to ___, "The Offering and Plan of Distribution."

Private Placement for Preopening Expenses

         Our organizers and certain other initial investors previously purchased in a private placement an aggregate of 94,850 shares of the Company's Common Stock at a price of $10.00 per share for a total of $948,500. The amount received, and accrued interest thereon, from the private placement has been, and will continue to be, used to pay our offering, organizational and preopening expenses. Subscriptions for the offering are to be placed in escrow pending the completion of the offering and all required regulatory approvals to commence operations. If the offering is not completed or regulatory conditions are not met, the money will be promptly returned to investors. In contrast, we have and will continue to expend the proceeds received in the private placement prior to the receipt of all regulatory approvals and completion of the offering.

Use of Proceeds

         We expect to contribute all of the net proceeds remaining from the private placement and all of the net proceeds of the offering to Village Bank as capital. We intend to use the proceeds as the initial capital of the bank. See pages ___ to ___, "Use of Proceeds."

Dividends

         Our board of directors currently intends to initially fund the growth in assets and deposits of the bank and not issue cash dividends. We may declare dividends on the common stock at some time in the future depending upon our profitability, regulatory and financial condition and other factors. However, no assurance can be given that any dividends will be declared or, if declared, what the amount of dividends will be, or whether such dividends, once declared, will continue. See pages ___ to ___, "Risk Factors" and see pages ___ to ___, "Dividends."

Market for Common Stock

         We do not anticipate that there will be an active trading market for our common stock upon completion of the offering or that our common stock will be listed on any exchange. You should have a long-term investment intent. You may not be able to sell your shares when you desire or sell them at a price equal to or above the offering price. Following completion of the offering, we anticipate that our common stock will be traded in the over-the-counter market and reported on the OTC Bulletin Board.
See page ___, "Risk Factors - Lack of Trading Market."

Payment for Subscription

         Payments for subscriptions must be for the full amount subscribed and must be made by check, bank draft or money order made payable to "Summit Bank, Escrow Agent for Village Financial Corporation," and sent to or delivered to us. If we do not accept your subscription, we will mail you notice of the rejection within ten business days after we have received your subscription. See page ___, "The Offering and Plan of Distribution - How To Subscribe."

--------------------------------------------------------------------------------

                                      (vi)

                                  RISK FACTORS

         In addition to the other information in this Prospectus, you should consider carefully the following risk factors in evaluating an investment in our common stock.

         Certain statements in this Prospectus are forward-looking and are identified by the use of forward- looking words or phrases such as "intended," "will be positioned," "believes," "expects," is or are "expected," "anticipates," and "anticipated." These forward-looking statements are based on our current expectations. The risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

Potential Total Loss of Investment

         Investment in our common stock involves significant risk. Each subscriber should be financially able to sustain a total loss of his investment. OUR COMMON STOCK CANNOT AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

Lack of Operating History

         Our Company is recently formed. Village Bank will be formed following regulatory approval. Neither entity has any operating history. Accordingly, prospective investors do not have access to all of the information that is available to the purchasers of securities of a financial institution with a history of operations. Because our primary asset will be the capital stock of the bank, our operating results and financial position will be dependent upon the operating results and financial condition of the bank. The business of the bank is subject to the risks inherent in the establishment of any new business and, specifically, of a new Federal stock savings bank. As a result of the substantial start-up expenditures that must be incurred by a new bank, we may not be profitable for several years after commencing business, if ever. See pages _____ to _____, "Unaudited Pro Forma Financial Information."

No Assurance of Ability to Raise Additional Capital

         Although the organizers believe the proceeds from the offering will be sufficient to support our initial operations and commitments, there can be no assurance that the proceeds of the offering will be sufficient to meet our future capital requirements without additional financing. The amount of capital required will depend, among other things, upon operating results, the growth of assets and regulatory requirements. The organizers have made no commitments to provide additional funds for the operation of our company. Therefore, you should not expect the organizers personally to provide additional funds for our operations or capital requirements if the proceeds of this offering are insufficient.

Lack of Trading Market

         Due to the small size of the offering, it is highly unlikely that an active trading market will develop and be maintained. If an active market does not develop, you may not be able to sell your shares promptly or perhaps at all. You may not be able to sell your shares at a price equal to or above the offering price. It is anticipated that our common stock will be traded on the OTC Bulletin Board. Our common stock may not be appropriate as a short-term investment. See pages _____ to _____, "Market for Common Stock."

Arbitrary Determination of Offering Price

         The offering price of our common stock has been arbitrarily determined by our organizers. Our company is a new enterprise. We previously sold shares of our common stock in a private placement at $10.00 per share, the offering price per share in this offering. There can be no assurance that the shares of our common stock can be resold at the offering price or any other amount. See pages _____ to _____, "The Offering and Plan of Distribution;" pages _____ to _____, "Capitalization;" and pages ____ to ____ "Dilutive."

Dividends

         Village Financial Corporation is a legal entity separate and distinct from Village Bank. Because we initially will engage in no business other than owning all of the outstanding shares of capital stock of Village Bank, our payment of dividends to you will generally be funded only from dividends we receive from the bank. Any dividends to be paid to you will be dependent on, among other things, the bank's profitability. In addition, the payment of dividends may be made only if we are in compliance with certain applicable regulatory requirements governing the payment of dividends. No assurance can be given that dividends on our common stock will ever be paid. We expect that earnings, if any, will be used initially for operating capital. We do not foresee payment of any dividends in the near future. OUR COMMON STOCK SHOULD NOT BE PURCHASED BY PERSONS WHO NEED OR DESIRE DIVIDEND INCOME FROM THIS INVESTMENT. See Page _____ "Dividends."

Government Regulation

         We will operate in a highly regulated environment and will be subject to examination, supervision and comprehensive regulation by the OTS and the FDIC. Banking regulations, designed primarily for the safety of depositors, may limit Village Bank's growth, and thus the return to you. The activities that may be restricted include the payment of dividends, mergers with or acquisitions by other institutions, investments, loans and interest rates, interest rates paid on deposits and the creation of branch offices. We also will be subject to capitalization guidelines set forth in federal legislation, and could be subject to enforcement action to the extent Village Bank is found by regulatory examiners to be undercapitalized. Laws and regulations applicable to us could change at any time, and there can be no assurance that such changes would not adversely affect our business. In addition, the cost of compliance with regulatory requirements could adversely affect our ability to operate profitably. See pages ____ to ____, "Regulation."

Competition

         Our primary market area will be Lawrence Township and Pennington Borough, New Jersey. See pages ____ to ____, "Proposed Business of the Bank - Market Area." The Bank's primary emphasis will be on residential real estate lending, and secondarily on commercial real estate financing, consumer and small business lending. As of June 30, 1998, within four miles of our proposed main office in Lawrence Township, there were 20 institutions, comprising 31 commercial bank branches, 6 thrift branches and 2 credit unions. We will be competing for deposits with these larger established institutions as well as with money market mutual funds, brokerage services, private banking and other non-traditional financial intermediaries. We will have to attract our customer base from existing financial institutions and new residents. Many of the competitors will be much larger than Village Bank in terms of assets. Our competitors have more extensive facilities and greater depth of organizational and marketing capabilities, and may initially be able to offer a greater range of services. There can be no assurance that we will be able to compete
successfully.   See  page  ____  to  ____  "Proposed  Business  of  the  Bank  -
Competition."

Possible Lack of Market Growth

         Our organizers' assumptions about the viability of Village Financial Corporation and Village Bank are based on their projections of growth trends in population, deposits and housing starts in our primary market area, as well as on their projections of interest rates, earning asset origination capability, deposit account growth and operating expense trends. These projections are merely forecasts and may prove to be inaccurate. Our primary market area has experienced some growth in population, deposits and housing starts in recent years, but there can be no assurance that growth will continue in the future or that the Company will benefit from any such growth if it does continue. See page ____, "Proposed Business of the Bank - Market Area."

Interest Rate Risk

         Our operating results will depend to a great extent upon Village Bank's net interest income. Net interest income which is the difference between the interest earned on assets (primarily loans and investment securities) and the interest paid for liabilities (primarily savings and time deposits). Market interest rates for loans, investments and deposits are highly sensitive to many factors beyond our control. These factors include general economic conditions and the policies of various governmental and regulatory authorities. In addition, due to current low prevailing market interest rates, it may be difficult for us to utilize the bank's capital to originate loans and purchase investments at a sufficient yield. See pages ____ to ____, "Proposed Business of the Bank - Lending Activities" and see page ____, "- Source of Funds."

Proposed Legislation

         A bill, H.R. 10, has been passed by the U.S. House of Representatives, that would curtail the powers of unitary thrift holding companies. We are a proposed unitary thrift holding company. Furthermore, other proposed legislation has been considered that might eliminate the federal thrift charter under, the proposed charter of Village Bank. If this legislation becomes law, we will be forced to convert Village Bank to a state chartered bank or national commercial bank. If the bank becomes a commercial bank, the investment authority of the bank and our ability to engage in diversified activities would be more limited. This could affect our profitability. See pages ____ to ____, "Regulation."

Possible Delay in the Opening of Village Bank

         We anticipate that we will have completed all of the regulatory conditions precedent to commencing business and will have Village Bank ready for opening in January or February 1999. This date is only a projection, however, and the actual opening date may be later.

Anti-Takeover Provisions

         Certain provisions included in our Certificate of Incorporation and Bylaws are designed to encourage potential acquirors to negotiate directly with our board of directors and to discourage takeover attempts. These provisions may discourage non-negotiated takeover attempts. These provisions also tend to perpetuate management. You may determine that these provisions are not in your best interest. See page ____, "Description of Common Stock - Certain Anti-Takeover Provisions."

Dilution

         After the offering, and subject to stockholder approval, we expect to adopt a stock option plan and restricted stock plan that will permit us to grant options to our officers, directors, and key employees. The option price will be no less than the greater of the fair market value of our common stock on the date the option is granted or $10.00 per share. The exercise of options could have a dilutive effect on earnings and book values calculated on a per share basis. In addition, we may issue additional shares of common stock or preferred stock in the future. See page ____, "Dilution" and "Management of the Bank - Remuneration of Directors and Officers."

Possible Year 2000 Computer Program Problems

         A great deal of information has been disseminated about the global computer crash that may occur in the Year 2000. Many computer programs that can only distinguish the final two digits of the year entered (a common programming practice in earlier years) are expected to read entries for the Year 2000 as the Year 1900 and compute payment, interest or delinquency based on the wrong date or are expected to be unable to compute payment, interest or delinquency. Rapid and accurate data processing is essential to our operations. Data processing is also essential to most other financial institutions and many other companies.

         Most of the bank's material data processing that could be affected by this problem are expected to be provided by a nationally recognized third party service bureau. Village Bank's prospective service bureau provider has advised us that it expects to resolve this potential problem before the Year 2000. However, if this potential problem is not resolved before the Year 2000, we would likely experience significant data processing delays, mistakes or failures. These delays, mistakes or failures could have a significant adverse impact on the our financial condition and results of operations. See page ____, "Office Facilities."

Direct Public Offering (No Underwriter)

         No commitment exists for an underwriter to purchase any shares in this offering. Instead, we are offering shares of our common stock directly to the public on a "best efforts" basis. No assurance can be given that any shares will be sold. If necessary, we may enter into a marketing or consulting agreement with a registered broker/dealer to assist in the sale of our common stock without notice to subscribers.

                                 USE OF PROCEEDS

         Although the amounts set forth below provide an indication of the proposed use of funds based on the plans and estimates of our organizers, actual expenses may vary from the estimates. The organizers believe that the minimum proceeds of $4,100,000 from the offering, as well as the remaining proceeds from the private placement, will satisfy the cash requirements of Village Financial Corporation (hereafter the "Company") and the capital requirements of Village Bank (hereafter the "Bank") for their respective first year of operations but there can be no assurance that this will be the case. Because the Company and the Bank constitute a new enterprise, the organizers cannot predict with any certainty to what extent the Bank will generate revenues from investments and loan originations. As a result, the organizers cannot predict precisely what the actual application of proceeds will be. However, there is no assurance that the proceeds of the offering will be sufficient to meet the future capital requirements of the Company without additional financing.

         The net proceeds to the Company from the sale of 410,000 and 610,000 shares of common stock in the offering are estimated at $4,030,000 and $6,030,000, respectively. The preopening and offering expenses are estimated at approximately $383,000. The preorganizing expenses, estimated to be $313,000, are to be paid from the proceeds of the private placement. The estimated $70,000 in offering expenses may be paid from the proceeds of the offering. Estimated preopening and offering expenses are the total of the following estimated expenses: preopening salaries and benefits - $183,000; marketing, travel and promotions - $8,000; legal - $100,000; accounting and consulting - $30,000; printing and office supplies - $10,000; filing fees - $20,000; and other miscellaneous operating expenses - $32,000. As a result of delays in the offering, regulatory comments and other factors, expenses may be significantly greater. In the event there are insufficient revenues from operations and investments, the salaries and benefits of the officers and employees hired may be paid from the proceeds of the offering. The approximate $950,000 invested by the organizers and certain other initial investors in a private placement has been used, in part, to pay salaries and benefits and the other preopening expenses. On the basis of the foregoing assumptions, gross proceeds, expenses and net proceeds at the minimum and maximum offering amount would be as follows:

                                           Minimum               Maximum
                                           410,000               610,000
                                          Shares at             Shares at
                                       $10.00 Per Share      $10.00 Per Share
                                       ----------------      ----------------

                                        (In thousands)

Gross Proceeds from Private
  Placement..........................        $  949                 $  949
Gross Proceeds from offering.........         4,100                  6,100
Less Estimated Preopening and
  offering Expenses..................          (383)                  (383)
                                              -----                  -----
Estimated Net Proceeds...............        $4,666                 $6,666
                                              =====                  =====



         All of the proceeds of the offering are expected to be invested by the Company in the common stock of the Bank. The Bank will use the proceeds from the sale of its Stock to the Company for (i) investment in residential and commercial real estate, consumer, small business, and other loans, (ii) payment of operating expenses, (iii) working capital purposes and (iv) the purchase of investment securities as needed for liquidity purposes. Until utilized by the Bank for operations, investments or lending purposes, proceeds of this offering will be invested by the Company in short-term interest-bearing investments and securities.

                                    DIVIDENDS

         The board of directors of the Company initially expects to follow a policy of retaining any earnings to provide funds to operate and expand the Company. Consequently, there are no plans for any cash dividends to be paid in the near future. However, the Company may issue warrants or grant stock options to the purchasers in the private placement. The Company may, instead, notify stockholders of a stock split of the shares of the Company's stock purchased in the private placement. The Company's ability to pay any cash dividends to its stockholders in the future will depend primarily on the Bank's ability to pay cash dividends to the Company. The payment of dividends may be made only if the Bank is in compliance with certain applicable regulatory requirements governing the payment of dividends. In addition, the payment of cash dividends by the Company is subject to the discretion of the Company's board of directors, which will consider a number of factors, including business condition. See "Regulation
- Saving Institution Regulation -- Dividend and Other Capital Distribution Limitations."

                             MARKET FOR COMMON STOCK

         The Company issued a total of 94,850 shares of its common stock in a private placement. There are 24 shareholders of the Company's common stock. However, as a newly organized company, the Company has never publicly issued capital stock. There is no established market for the common stock. Following the completion of the offering, it is anticipated that the common stock will be traded on the over-the-counter market with quotations available through the OTC Electronic Bulletin Board. If the common stock cannot be quoted on the OTC Bulletin Board it is expected that the transactions in the common stock will be reported in the pink sheets of the National Quotations Bureau, Inc.

      The development of an active trading market depends on the existence of willing buyers and sellers. Due to the small size of the offering, it is highly unlikely that an active trading market will develop and be maintained. Investors should have a long-term investment intent. Investors may not be able to sell their shares when they desire or sell them at a price equal to or above the offering price.

                                    DILUTION

The following table illustrates, assuming the minimum or maximum shares to be issued in the offering, the estimated dilution per share to new investors from the offering:

                                               410,000              610,000
                                                Shares               Shares
                                               Minimum              Maximum

Offering price per share....................    $10.00               $10.00
                                                 -----                -----


Pro forma net tangible book value per
  share at June 30, 1998 (1)................     $9.23                $9.23


Increase per share attributable to initial
  public offering...........................       .01                  .23


Pro forma net tangible book value per
  share after initial public offering.......      9.24                 9.46
                                                  ----                 ----

Dilution per share to new investors from
  initial public offering...................     $0.76                $0.54
                                                  ====                 ====


----------------
(1) For further information regarding the Company's operational results from inception through June 30, 1998, please refer to the "Financial Statements" section of this Prospectus.

                                 CAPITALIZATION

         The table set forth below shows the pro forma capitalization of the Company immediately following completion of the private placement and the offering as though the private placement and the offering had been completed on June 30, 1998, assuming that 410,000 and 610,000 shares of common stock had been sold pursuant to the offering, after deduction of projected organizational and initial public offering expenses of $383,000.

                                             PRO FORMA CAPITALIZATION

                                          410,000              610,000
                                        Shares Sold          Shares Sold
                                        -----------          -----------

                                                (In thousands)

Common Stock ($0.10 par value)
  Authorized - 5,000,000 shares;
  Assumed outstanding 505,000 and
  705,000 shares (1)..................... $    50               $    70

Preferred Stock ($0.10 par value)
  Authorized - 1,000,000; Assumed
  none outstanding.......................      --                    --

Additional Paid-In Capital...............   4,928                 6,908
                                            -----                 -----

Pro Forma Retained Deficit...............    (313)                 (313)
                                            -----                 -----

    Total Stockholders' Equity...........  $4,665                $6,665
                                            =====                 =====

-------------------
(1) In addition to the 410,000 to 610,000 shares to be issued pursuant to the offering, 94,850 shares have been issued to organizers and certain other investors pursuant to the private placement.


                      THE OFFERING AND PLAN OF DISTRIBUTION

General

         The Company is offering for sale in the offering a minimum of 410,000 shares and a maximum of 610,000 shares of its common stock at a purchase price of $10.00 per share to raise proceeds between $4,100,000 and $6,100,000 for the Company. The Company has established a minimum subscription of 100 shares ($1,000) and a maximum subscription of 50,000 shares ($500,000). Because the Company is a new organization with no operating history and the Bank is in organization, the offering price of the common stock was arbitrarily determined by the organizers without reference to traditional criteria for determining value such as book value or historical or projected earnings.

         Subscribers should be aware that beneficial ownership of as little as 5% of the outstanding shares of common stock could obligate the beneficial owner to comply with certain reporting and disclosure requirements of federal banking laws. No person may purchase more than 9.9% of our outstanding stock without prior approval of the OTS. See "Description of Capital Stock - Provisions of the Company's Certificate of Incorporation and Bylaws -- and Regulatory Restrictions."

         The Company's directors are expected to purchase additional shares in the offering, resulting in total aggregate purchases of at least 39,600 shares. The organizers reserve the right to increase the amount of common stock they purchase in the offering. See "Management of the Bank."

         The shares are being offered to the public through the directors and officers of the Company. No director or officer, other than Director Fogler, is affiliated with a securities broker or dealer. Director Fogler will not act as a broker or dealer in this transaction. No commission or other sales compensation will be paid to any organizer in connection with the offering. The Company has not entered into any marketing or consulting agreement with a registered broker/dealer. If necessary, the Company may enter into an agreement with a registered broker/dealer to assist in the sale of common stock in this public offering, without notice to subscribers.

         Except for one director of the Company, none of the Company's directors and officers participating in the offering are registered or licensed as a broker or dealer or an agent of a broker or dealer. The unlicensed officers and directors of the Company will assist in sales activities in connection with the offering pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 ("Rule 3a4-1"). Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participating, that such person not be associated with a broker or dealer and that such person observe certain limitations on his participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by, or is under common control with, the issuer.

         Subscriptions to purchase shares of the common stock will be received until 5:00 p.m. New Jersey Time, on _______ __, 1998, unless all of the common stock is earlier sold or the offering is earlier terminated or extended by the Company. See "Conditions of the Offering and Release of Funds" below. The Company reserves the right to extend the offering without further notice to subscribers. However, if the offering is not completed by _______ __, 199_ all subscription funds will be promptly refunded. The date the offering expires (as possibly extended) is referred to herein as the "Expiration Date." No written notice of an extension of the offering until _______ __, 199_ need be given prior to any extension and any such extension will not alter the binding nature of subscriptions already accepted by the Company. If the offering is extended beyond _______ __, 199_, subscribers will be resolicited and all subscription funds will be promptly refunded. If the above conditions are not satisfied by _______ __, 199_, or if the offering is terminated at an earlier date, the funds including any interest earned thereon, will be promptly repaid to investors. Investors may not receive any interest on their subscription funds, if the offering expenses are in excess of amounts to be covered by the proceeds of the private placement. However, if such funds are held in excess of 90 days, such funds will be promptly returned to the subscribers with any interest earned thereon. See "Termination or Extension of the Offering."

         Following acceptance by the Company, subscriptions are binding on subscribers and may not be revoked by subscribers. The Company reserves the right to cancel accepted subscriptions at any time and for any reason until the proceeds of the offering are released from escrow (as discussed in greater detail in "Conditions of the Offering and Release of Funds" below), and the Company reserves the right to reject, in whole or in part and in its sole discretion, any subscription.

         Promptly after receipt of final regulatory approval and authorization to do business, the Company will cause to be mailed or delivered to each subscriber stock certificates representing the shares of common stock purchased by such subscriber.

Conditions of the Offering and Release of Funds

         Subscription proceeds for shares subscribed for will be promptly deposited in an interest-earning escrow account with the Summit Bank, Princeton, New Jersey, as escrow agent (the "Escrow Agent"), under the terms of an escrow agreement (the "Escrow Agreement"), pending the satisfaction of the conditions of the offering or the termination of the offering. Neither the Company nor any of its officers or directors is affiliated with the Escrow Agent. The offering will be terminated, no shares of common stock will be issued, and no subscription proceeds will be released from escrow to the Company unless on or before the Expiration Date (i) the Company has accepted subscriptions and payment in full for the minimum number of shares and (ii) the organizers have made provisions for satisfying any regulatory or other conditions that must be satisfied before the Bank may commence banking operations.

         The Escrow Agent is expected to place the funds held in the Escrow Account solely in accounts that are FDIC-insured. Until the regulatory authorities authorize the organizers to use the proceeds of this offering to capitalize the Company, the $948,500 obtained from the organizers of the Company and certain other initial investors in the private placement will be used to pay for expenses incurred. Upon disbursement of funds from the Escrow Account to the Company, the investment earnings or losses on the Escrow Account will be the property of the Company. The Escrow Agent has not investigated the desirability or advisability of an investment in the common stock by prospective investors and has not approved, endorsed or passed upon the merits of an investment in the common stock.

         If the above conditions are not satisfied by _______ __, 199_, or if the offering is terminated at an earlier date, the funds available from the Escrow Account, including any interest earned thereon, will be promptly repaid to investors. Investors may not receive any interest on their subscription funds, if the offering expenses are in excess of amounts to be covered by the proceeds of the private placement. However, if such funds are held in excess of 90 days, such funds will be promptly returned to the subscribers with any interest earned thereon.

How To Subscribe

         All subscriptions must be made by completing a Subscription Agreement. Additional copies of the Prospectus and the Subscription Agreement may be obtained by contacting the Company at the address set forth below. Subscriptions will not be binding on subscribers until accepted by the Company.
SUBSCRIPTIONS WILL NOT BE ACCEPTED UNLESS ACCOMPANIED BY PAYMENT IN
FULL AT THE SUBSCRIPTION PRICE. The Company reserves the right to reject any subscription, in whole or in part, with or without cause, but will inform the subscriber of the reason for such rejection. The Company will refuse any subscription by sending written notice to the subscriber by personal delivery or first-class mail within ten calendar days after receipt of the subscription, and the subscriber's Subscription Agreement and refund of payment will accompany such notice, together with a statement as to the reason for such rejection. Any Subscription Agreement which is completely and correctly filled out, which is accompanied by proper and full payment and which is physically received at the offices of the Company by any employee or agent of the Company, shall be deemed to have been accepted if it is not refused as hereinbefore provided within ten business days after such receipt.

         A completed Subscription Agreement and payment in full (made in the manner specified below) of the total subscription price for the number of shares subscribed should be mailed to the Company at the following address:

                          Village Financial Corporation
                                  P.O. Box 6554
                         Lawrenceville, New Jersey 08648

         Subscriptions and payment in full also may be delivered in person to the office of the Company at 23 Route 31 North, Suite A22, Pennington, New Jersey between 10:00 a.m. and 5:00 p.m., Monday through Friday. If the offering is canceled, all subscriptions will be promptly refunded.

         IMPORTANT: PAYMENTS MUST BE MADE IN UNITED STATES FUNDS BY CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO "SUMMIT BANK, ESCROW AGENT FOR VILLAGE FINANCIAL CORPORATION." FAILURE TO INCLUDE THE FULL SUBSCRIPTION PRICE WITH THE SUBSCRIPTION AGREEMENT WILL RESULT IN THE SUBSCRIPTION BEING RETURNED BY THE COMPANY.

Escrow Account

         The offering is being made subject to the requirement that at least 410,000 shares are sold. Pending receipt of insurance of accounts, payments received from subscribers will be held in an interest-bearing escrow account maintained with the Escrow Agent. Funds in the Escrow Account may not be reached by creditors of the organizers. The terms of the Escrow Agreement include the following provisions:

         (a) Payments of subscribers will be identified to each subscriber and will be deposited by the Escrow Agent in the Escrow Account, which shall be known as "Village Financial Corporation - Stock Purchase Account," and shall be held in escrow and disbursed, including the interest earned thereon, only in accordance with the provisions of the Escrow Agreement.

         (b) The Escrow Agent will maintain its records of the Escrow Account so that each subscriber will be entitled to FDIC insurance with respect to all funds up to $100,000 paid by such subscriber.

         (c) Funds deposited in the Escrow Account shall earn interest at the Escrow Agent's current money market rate.

         (d) Upon receipt of written confirmation that the Company has obtained FDIC insurance of its accounts, the Escrow Agent will pay any and all funds in the Escrow Account to the order of the Company. In the event that the offering is not completed by _______ __, 199_, all funds in the Escrow Account, including any interest earned thereon, will be promptly returned to subscribers. Subscribers may not receive any interest on their money if offering expenses are in excess of the amounts to be covered by the proceeds of the private placement. However, if such funds are held in excess of 90 days, such funds will be promptly returned to the subscriber with any interest earned thereon. The Escrow Agent may conclusively rely on a certificate of the president of the Company stating the amount of organizational expenses.

         (e) The Escrow Agent will be liable only for monies received by it and not disbursed by it pursuant to the provisions of the Escrow Agreement.

         (f) The Company has agreed to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Escrow Agent.

         (g) All interest earned and accrued on the deposited subscription funds shall accrue for the benefit of the subscribers and the Company and the Escrow Agent shall report such interest as having been earned by the Company. All funds will be repaid in accordance with paragraph (d) above.

         (h) The Escrow Agent's fees will be paid by the Company and the Escrow Agent may be authorized to deduct such fees from the interest earned on the Escrow Account.

Termination or Extension of the Offering

         The offering will terminate at 5:00 p.m., Lawrenceville, New Jersey Time, on _______ __, 1998, unless extended by the Company without further notice to the subscriber. The Company reserves the right to terminate the offering at any time. However, if the offering is not completed by _______ __, 199_, all subscription funds will be promptly refunded. If the above conditions are not satisfied by _______ __, 199_, or if the offering is terminated at an earlier date, the funds including any interest earned thereon, will be promptly repaid to investors. Investors may not receive any interest on their subscription funds, if the offering expenses are in excess of amounts to be covered by the proceeds of the private placement. However, if such funds are held in excess of 90 days, such funds will be promptly returned to the subscribers with any interest earned thereon.

         If an extension to the offering is obtained, subscribers will be resolicited and would be provided a supplemental offering Prospectus, declared effective by the Securities and Exchange Commission ("SEC"). Upon resolicitation, subscribers would have an opportunity to increase or decrease their subscriptions, subject to applicable minimum and maximum purchase limitations.

         The Company will deliver an effective Prospectus to all persons to whom the securities offered hereby are to be sold at least 48 hours prior to the acceptance or confirmation of sale to such persons or to send such a Prospectus to such persons under circumstances that it would normally be received by them 48 hours prior to acceptance or confirmation of the sale. The Company will mail to all subscribers and other persons who have received a Prospectus written notice of any such determination to terminate the offering at least seven days prior to such terminations. During this seven day period, the Company may continue to accept subscriptions for up to 610,000 shares. The Company expects only one closing.

                                OFFICE FACILITIES

     The Company agreed to the terms of a lease in September 1998 with Lawrenceville Associates, a New Jersey Partnership, to lease the premises located at 590 Lawrence Square Boulevard, Lawrenceville, New Jersey to be the main office of the Bank. The Company has also entered into a lease of space within the Pennington Point complex. The Pennington Point adult community is within the same complex in Pennington, New Jersey.

     The Bank will purchase furniture, fixtures and equipment at the main office approximating $35,000 from the local commercial bank that previously occupied the premises. The main office is currently a vacant branch office previously leased by the commercial bank. The building is a 3,952 square feet one story facility located in a two-building office complex. The main office will include a vault, six teller stations, a two lane drive-up area, walk-up ATM, night depository and space designed for safe deposit boxes. The terms of the lease provide for 20 designated parking spaces. The Bank does not intend to make any renovations to the main office prior to opening other than adding signage and other incidental changes in order to prepare the facility for operation. The lease will expire on May 31, 2005. The lease will be assignable and renewable for one additional five-year term. The annual base rental amount will increase from approximately $50,000 to $70,000 over the course of the first five years and will increase at an annual amount of four percent for any and all subsequent years. In accordance with the terms of the lease, the Company intends to prepay its rent for the proposed main office from November 1, 1998, the commencement of the lease, through December 31, 1999. The Company intends to prepay the lease from the funds received in the private placement.

         The Bank's limited service facility will be located in the Pennington Point complex, where the Company has leased an office within a suite of offices for one year. The Company anticipates signing a new lease at the expiration of the current lease at the discretion of the board of directors. The office is expected to include two teller desks and to operate during limited hours, three days per week. The annual rental amount of the lease is $9,600. There is no limit on the number of terms or years the lease may be renewed.

         The bank intends to contract for data processing services with NCR in Framingham, Massachusetts. The Bank will incur a monthly data processing fee of approximately $5,000 to $6,000 and will also incur a one-time software licensing fee of approximately $40,000 to $50,000. NCR will perform substantially all of the data services needed by the Bank.

         The Company presently occupies the office space in the Pennington Point complex, 23 Route 31 North, Suite A22, Pennington, New Jersey. It is expected that sometime after the opening of the Bank, the Company will move its headquarters to 590 Lawrence Square Boulevard.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma financial information and explanatory notes have been derived from the historical financial statements of the Company, adjusted to give effect to the sale of the minimum number of shares and the maximum number of shares in the offering. The Unaudited Pro Forma Consolidated Balance Sheet assumes that such transactions occurred on June 30, 1998, and that the Company's application for the formation of the Bank has been approved. No consolidated pro forma income statement is presented because as of June 30, 1998, the Company has only been in existence for approximately six months, and all activity through this date has been dedicated to the formation of the Bank. The unaudited pro forma financial information is not necessarily indicative of the financial position that would have occurred had the transactions reflected therein occurred on the dates presented, nor are they indicative of the financial position of future periods.

                          VILLAGE FINANCIAL CORPORATION
                        PRO FORMA COMBINED BALANCE SHEET
                               AS OF JUNE 30, 1998
                                   (UNAUDITED)

                                                                                                           Company       Company
                                                                                                         As Adjusted    As Adjusted
                                                                       Minimum No.      Maximum No.       Minimum No.   Maximum No.
                                                            Company    of Shares       of Shares          of Shares     of Shares
                                                            -------    ---------       ---------          ---------     ---------

ASSETS

Cash and interest-bearing deposits in banks..............  $ 920,943  $3,744,447 (a)   $ 5,744,447 (a)  $   4,665,390  $  6,665,390

Premises, furniture and equipment........................         --          --                --

Deferred organization costs..............................     55,000     (55,000)(b)       (55,000)(b)             --            --
                                                           ---------   ---------        ----------       ------------  ------------

         TOTAL ASSETS....................................  $ 975,943  $3,689,447       $ 5,689,447      $   4,665,390  $  6,665,390
                                                           =========   =========        ==========        ===========   ===========

LIABILITIES

Accounts payable and accrued expenses....................  $ 100,293  $ (100,293)(c)   $  (100,293)(c)  $          --  $         --
                                                           ---------   ---------        ----------       ------------  ------------


         TOTAL LIABILITIES...............................    100,293    (100,293)         (100,293)                --            --
                                                           ---------   ---------        ----------       ------------  ------------

STOCKHOLDERS' EQUITY

Preferred stock..........................................         --          --                --                 --            --

Common stock.............................................      9,485      41,000 (d)        61,000 (d)         50,485        70,485

Additional paid-in Capital...............................    939,015   3,989,000 (d)     5,969,000 (d)      4,928,015     6,908,015

Retained deficit.........................................    (72,850)   (240,260)(b)      (240,260)(b)       (313,110)     (313,110)
                                                           ---------    ---------       -----------        -----------   -----------

         TOTAL STOCKHOLDERS' EQUITY......................    875,650   3,789,740         5,789,740          4,665,390     6,665,390
                                                           ---------  ----------       -----------       ------------  ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....   $ 975,943  $3,689,447       $ 5,689,447      $   4,665,390 $   6,665,390
                                                           =========  ==========       ===========       ============  ============

                          VILLAGE FINANCIAL CORPORATION
                NOTES TO PRO FORMA BALANCE SHEET AT JUNE 30, 1998

--------------------------------------------------------------------------------



(a) The net cash to be received, and after payments are made for certain organizational costs incurred.

                                                                Number of Shares Sold
                                                           ----------------------------------
                                                             Minimum                 Maximum
                                                           ----------              ----------
Proceeds from offering.................................    $4,100,000              $6,100,000
Less:
Payment of accrued and additional organization costs...     (355,553)               (355,553)
                                                           ---------               ---------
                                                           $3,744,447              $5,744,447
                                                            =========               =========


(b) Reflects the reclass of the deferred organization and offering costs against the offering proceeds and available cash at June 30, 1998. Organizational costs to be incurred are estimated to be $313,000, and will be charged to operating expenses when paid. Such items are construed to be start up activity expenditures, relating primarily to the regulatory application processes for the proposed bank formation. These costs are for consulting, legal, accounting and audit services, as well as for regulatory filing fees and outside marketing assistance. These costs also include in-formation period expenses to be incurred for normal operations and salary and benefits of staff through the successful completion of the stock offering and regulatory approval processes.

(c) Reflects the payments of payables outstanding at June 30, 1998 for offering and organizational costs.

(d)  Reflects   stockholders'  equity,  after  payments  are  made  for  certain estimated costs incurred in the offering:

                                                                      Number of Shares Sold
                                                               ------------------------------------
                                                                  Minimum                 Maximum
                                                               -----------              -----------
Proceeds from offering...................................       $4,100,000              $6,100,000
Less:  Offering costs....................................          (70,000)                (70,000)
                                                                 ---------              ----------
Net proceeds from offering...............................        4,030,000               6,030,000
Less:  Par value of common stock.........................           41,000                  61,000
                                                                ----------              ----------
Additional Paid In Capital...............................       $3,989,000              $5,969,000
                                                                 =========               =========


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                                PLAN OF OPERATION

         The Company was incorporated under the laws of the State of New Jersey on January 16, 1998, for the purpose of becoming a unitary savings and loan holding company, which will own all of the outstanding shares of capital stock of a proposed federal stock savings bank, Village Bank. It is anticipated, though there is no assurance, that the Company will receive regulatory approval to open the Bank in January or February, 1999.

         Prior to the offering, the only material source of funds for the Company has been private sales of the Company's common stock to the organizers of the Company and certain other initial investors at a price of $10.00 per share. In connection with such sales, these individuals purchased 94,850 shares of Common Stock. The Company received aggregate gross proceeds of $948,500. The Company may issue warrants, grant stock options or declare a split of the shares of common stock to the organizers and other individuals who purchased shares in the private placement, provided the Company is not prohibited from taking these actions by applicable regulations or by regulatory authority. The warrants, stock options, or split of shares is contemplated in recognition of the risk undertaken by those individuals.

         The Company is recently formed and the Bank will be newly formed, both without any prior operating history. The operating results of the Company will be dependent upon the operating results of the Bank. The Bank will to a large extent be a first mortgage lender on residential real estate and its profitability will depend in large part on the real estate market of its primary market area. The Bank will incur operating expenses and there can be no assurances as to when, if ever, the Bank will generate sufficient revenues to operate profitably. Assuming that the minimum net proceeds from the offering are raised, the Company presently believes that it will have sufficient capital resources to meets its commitments over the next twelve months. See "Use of Proceeds;" "Unaudited Pro Forma Financial Information;" and "Office Facilities."

                        PROPOSED BUSINESS OF THE COMPANY

General

         The Company, a New Jersey corporation, was incorporated primarily to be the holding company of the Bank. The Company has not conducted any business activities to date other than entering into the Lease Agreement and those activities deemed necessary by the Company to obtain regulatory approval for the Bank and to proceed with the offering. The Company will initially engage exclusively in the business of owning all of the outstanding shares of capital stock of the Bank. However, the Company may pursue other business interests in the future, subject to regulatory approval. There can be no assurances as to when, if ever, the Company will pursue such interests. Accordingly, the Company's initial earnings will be dependent upon dividends received by the Company from the Bank, which dividends are dependent on the Bank's profitability and the Bank's compliance with certain regulatory requirements. See "Regulation
- Savings Institution Regulation -- Dividend and Other Capital Distribution Limitations."

         The Company may not acquire the capital stock of the Bank without the approval of the Office of Thrift Supervision (the "OTS"). On August 3, 1998, the Company filed with the OTS an Application for Permission to Organize the Bank, and an Application H-(e)1 to become the holding company for the Bank. These Applications were filed to obtain the necessary approvals and these approvals were conditionally granted by the OTS on __________ ___, 1998. An FDIC Application for Federal Deposit Insurance was filed on August 7, 1998 and approval was conditionally granted on __________ ___, 1998.

Upon satisfaction of the conditions of the offering and of the regulators and the release of escrowed funds to the Company, the Company will proceed to acquire all of the shares of capital stock of the Bank and the Company will become, subject to the Bank's compliance with certain regulatory requirements discussed below, a unitary savings and loan holding company. As such, the company will be subject to examination and comprehensive regulation by the OTS. Because the Company will own only one savings association, it generally will not be restricted in the types of business activities in which it may engage, provided that the Bank retains a specified amount of its assets in housing-related investments. See "Regulation - Holding Company Regulation."

         The Company is currently located at 23 Route 31 North, Suite A22, Pennington, New Jersey 08534. The telephone number is (609) 730-0183. The Company expects, upon the opening of the Bank, to relocate to the main office of the Bank at 590 Lawrence Square Boulevard, Lawrenceville, New Jersey. At the present time, upon the approval and opening of the Bank, the Company does not intend to have any employees other than its officers. The Company may utilize the support staff of the Bank from time to time. The Company initially will engage in no business other than owning all of the outstanding shares of capital stock of the Bank; therefore, the competitive conditions to be faced by the Company will be the same as those faced by the Bank.

Additional Information

         The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement under the Securities Act of 1933, as amended, with respect to the common stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the common stock, reference is hereby made to the Registration Statement and the exhibits thereto. The Registration Statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Such material may also be accessed electronically by means of the SEC's home page on the Internet at "http://www.sec.gov".

         The Company and the Bank have filed various applications with the OTS and the FDIC, as required by the applicable regulatory authorities. Prospective investors should rely only on information contained in this Prospectus and in the Company's related Registration Statement in making an investment decision. To the extent that information available from the Company and information in public files and records maintained by the OTS and the FDIC is inconsistent with information presented in this Prospectus, such other information is superseded by the information presented in this Prospectus.

Reports to Stockholders

         Upon the effective date of the Registration Statement, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes requirements to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the SEC. This reporting obligation will exist for at least one year and may continue for fiscal years thereafter, except that such reporting obligations may be suspended for any subsequent fiscal year if at the beginning of such year the common stock of the Company is held of record by fewer than three hundred persons or if the common stock of the Company is held of record by fewer than five hundred persons and the total assets of the Company have not exceeded $10 million on the last day of each of the Company's three most recent fiscal years.

         Regardless of whether the Company is subject to the reporting requirements of the Exchange Act, the Company intends to furnish its stockholders with annual reports containing audited financial information for each fiscal year. The Company's fiscal year ends on December 31.

                          PROPOSED BUSINESS OF THE BANK

General

         The proposed business of the Bank will primarily consist of accepting deposits and originating mortgage, consumer, small business and other loans. The Bank intends to supplement its portfolio of loans with investment securities deemed prudent by the board of directors. Upon regulatory approval, the Bank will seek to attract deposits. The Bank intends to pay money market deposit account rates above the average market rates. The Bank also intends to offer a checking account, a savings account and a NOW account and various certificates of deposit products at competitive interest rates. The Bank or Company may also offer through affiliations with other companies, alternative non-deposit investments, such as mutual funds and securities, although no determination has been made as to when, if ever, the Bank or Company will enter into such affiliations. The Bank anticipates originating primarily residential mortgage loans and home equity loans. To a lesser extent, the Bank intends to originate consumer installment, commercial real estate and small business loans.

         The organizers' assumptions as to the viability of the Bank, as represented in their business plan, are based on projections of population growth, deposit growth and housing development in the market area and adjacent communities, as well as on assumed levels of earning assets, interest rates and operating expenses. These projections and assumptions are thus subject to the hazards of forecast and may prove to be inaccurate. Furthermore, although the Company anticipates some growth in its primary market area, there can be no assurance of any growth or that the Bank will benefit from any growth.

         The Bank has prepared a strategic business plan to provide direction for the Bank over the next three years. Although the Bank anticipates numerous revisions as to tactics and possibly even to strategy, the basic objectives of the Bank, though there is no assurance that such objectives will be attained, are as follows:

         o The Company will pursue aggressive, but controlled, balance sheet growth with the Bank originating a broad array of lending products, including residential mortgage, commercial mortgage, consumer installment and commercial loans.

         o The Bank anticipates attracting deposits with an emphasis on core deposits and transaction accounts with competitive rates and products, supported by individuals with strong customer service attitudes and skills.

         o The Bank intends to outsource non-banking services, such as data processing, in order to employ a core group of banking professionals focused on customer needs.

Prospects

         Although investment in its common stock involves significant risk, the organizers believe that the Company will be able to compete effectively. Furthermore, as a stock-owned institution, the Bank will not be subject to the limitations on raising capital that have constrained mutual institutions, and will have the opportunity to raise capital from institutional and other private investors.

         The Company, through the Bank, intends to fill what it perceives to be a significant market niche that exists in central Mercer County, and particularly in Lawrence Township and Pennington Borough. These areas are currently served almost entirely by large financial institutions based outside of the area. The Bank will have local owners, directors and senior management and therefore anticipates being more responsive to the banking needs of the local community. However, there can be no assurance that the Bank will achieve this goal.

         In the current environment of bank mergers, acquisitions, and consolidations, there is a perceived need for banks focused on the needs of the local community. The organizers believe this void of community focused banks is particularly evident in the Lawrence Township and Pennington Borough areas. The organizers of the proposed Bank intend to provide a community bank oriented toward the local residents and small businesses in the primary market area.

         The Bank believes that the following attributes will make the Bank attractive to the local business people and residents:

o Direct and easy access to the Bank's President, officers and directors by members of the community, whether during or after business hours.

o        Local  conditions and needs will be taken into account by the Bank when
         deciding  loan   applications  and  making  other  business   decisions
         affecting members of the community.

o A personalized relationship banking approach that is supported by decision making that is local and responsive to customer needs.

o Offering competitive interest rates and fees on savings and checking accounts.

o        Prompt review and processing of loan applications.

o        Depositors' funds will be invested back into the community.

o Positive involvement of the Bank in the community affairs within its primary market area.

o A staff of individuals with strong customer service attitudes and skills dedicated to meeting customer needs.

         In September 1998, Village Financial Corporation agreed to the terms of a lease for 590 Lawrence Square Boulevard, a facility previously operated as a bank branch and equipped with much of the necessary banking equipment. As such, the Bank has leased a facility which can open immediately upon receipt of regulatory approval. The Bank has also signed a lease to operate a limited service facility near the Pennington Point adult community. Leasing these facilities will provide the Bank with a convenient location in Lawrenceville, with an ATM facility, a drive-in facility, teller stations and the potential to add safe deposit boxes, as well as the potential to attract deposits from the retirement community.

Market Area

         The Bank's main office is expected to be located at 590 Lawrence Square Boulevard, Lawrenceville, New Jersey. The Bank's primary market area will consist of Lawrence Township and

Pennington Borough in Mercer County. A final determination as to the boundaries of the primary market area is subbject to regulatory approval or non-objection.

         Lawrence Township is mainly a residential and small business community consisting of approximately 50 square miles. The population within a four-mile radius of the proposed main office has been estimated to be approximately 68,000 and the population of Mercer County has been estimated to be approximately 330,000. There are over 2,500 businesses located within four miles of the proposed main office consisting mainly of small service and retail businesses with less than 10 employees.

Competition

         Competition for deposits and loans is strong among savings institutions, commercial banks, mortgage banks, mortgage brokers, credit unions and money market funds. There is also increasing competition from securities firms and other financial service corporations not traditionally engaged in the banking or savings business. The primary factors with which institutions compete for deposits and loans are interest rates, loan origination fees and range of services offered.

         Mercer County, which includes the Bank's primary market area is served almost entirely by large, regional financial institutions, almost all of which are headquartered out of the area. As of June 30, 1998, these financial institutions include Carnegie Bank (merged with Sovereign Bank), College Savings Bank, CoreStates Bank, N.A. (merging with First Union National Bank), Dime Savings Bank of New York, First Union National Bank, First Washington State Bank, Fleet Bank, N.A., Mellon Bank, N.A., Mercer County New Jersey Teachers Federal Credit Union, PNC Bank, N.A., Public Service Ed Trenton FCU, Pulse Savings Bank (merging with First Source Bancorp, Inc.), Roma FSB, Sovereign Bank, Summit Bank, Sun National Bank, Third Federal Savings Bank, Trenton Savings Bank (merging with Sovereign Bank), U.S. Trust Company of New Jersey and Yardville National Bank.

         All of these institutions have been in existence for a longer period of time than the Bank, are better established than the Bank and have financial resources substantially greater than those of the Bank. The Bank will not have an existing deposit base when it commences operations, and will be competing for deposits with these larger established institutions as well as with investment bankers, money market mutual funds and other non-traditional financial intermediaries. The Bank will have to attract its loan customer base from existing financial institutions and from growth in the community.

Market Strategy

         The Bank's objective will be to create a customer-driven financial institution focused on providing value to residents and businesses within the local community by delivering products and services matched to the clients' needs. It is believed that customers will be drawn to a locally managed institution that demonstrates an active interest in its customers and their business and personal financial needs.

         The   banking   industry  in  general   has   experienced   substantial
consolidation in recent years. From the organizers' point of view, this consolidation has resulted in increasing fees for bank services, the dissolution of local boards of directors, management and personnel changes and a decline in the level of customer service and attention to the needs of local communities. With the permissibility of interstate banking and the announcements of several mergers by large financial institutions, the organizers anticipate this type of consolidation to continue. The organizers believe that the present competitive and economic environment is right for a new, independent, locally managed bank to service the financial needs of residents and businesses of Lawrence Township and Pennington Borough.

Lending Activities

         General. The Bank anticipates that its lending activities will be primarily composed of the origination of residential mortgage loans and home equity loans for the purpose of financing and refinancing one-to-four family residential properties. To a lesser extent, the Bank anticipates that it will originate commercial real estate loans, commercial business loans and consumer installment loans. The types of loans the Bank will originate generally will be subject to federal and state law and regulation. All loan requests will be subject to appropriate underwriting guidelines, a loan review process, management supervision and monitoring by the board of directors on an ongoing basis. The Bank will implement various lending limits for the Bank's loan officers and will maintain a loan committee composed of the President, Chief Lending Officer and at least one outside director to be determined prior to the opening of the Bank.

         The Bank's ability to originate loans will be dependent upon the relative customer demand, which will be affected by the current and expected future level of interest rates. Interest rates will be affected by the demand for loans and the supply of money available for lending purposes and the rates offered by competitors. Among other things, these factors are, in turn, affected by economic conditions, monetary policies of the federal government and legislative tax policies.

         The Bank intends to originate the following loans:

         One-  to  Four-Family   Mortgage  Loans.  The  Bank  intends  to  offer
fixed-rate and adjustable-rate mortgage loans primarily secured by one- to four-family residences, with maturities up to 30 years. It is anticipated that such loans will be secured by properties located in the Bank's market areas. All one- to four-family loans will be underwritten using generally accepted lending standards such as Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), or the Federal Home Loan Mortgage Corporation ("FHLMC"). The Bank will originate loans for both owner occupied and non-owner occupied (investor) residential properties. Non-owner occupied residential mortgage loans generally carry a higher degree of credit risk than owner occupied residential mortgage loans. The Bank plans on maintaining all residential mortgage loans originated during the first three years of existence but intends to sell a portion of such loans if the Bank deems it necessary. If the Bank sells any of its loans, the Bank intends to retain the servicing rights to such loans. The Bank expects its one- to four-family mortgage loans to be composed primarily of one-year adjustable rate loans, 15-year fixed rate loans and 30-year fixed rate loans.

         Home Equity Loans. The Bank intends to offer home equity term loans and home equity revolving lines of credit, primarily secured by one- to four-family, owner occupied residences. It is anticipated that the Bank will employ similar underwriting standards in making home equity loans as those utilized in making residential mortgage loans. The Bank expects to originate term loans for periods up to 15 years and to originate adjustable rate revolving lines of credit.

         Commercial Real Estate Loans. The Bank intends to offer commercial and multi-family real estate loans (five units or more) generally secured by property located in the Bank's market areas. The Bank intends to originate commercial mortgage loans for the acquisition, construction and refinancing of commercial real estate. At times such loans may exceed the Bank's internal lending limits and will require the Bank to obtain the participation of other financial institutions to assist in funding excess loan amounts. In such cases, the Bank expects to maintain servicing responsibility for the loans.

         Commercial real estate and multi-family loans are generally larger and present a greater degree of credit risk than loans secured by one- to four-family residences. Because payments on loans secured by commercial real estate and multi-family properties are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or in the economy. It is anticipated that the Bank will seek to minimize these risks through its underwriting standards.

         Small Business Commercial Loans. The Bank intends to pursue opportunities to offer small business loans, primarily to businesses located in the Bank's market areas. Federally chartered savings institutions such as the Bank are authorized to make secured or unsecured loans and letters of credit for commercial, corporate, business and agricultural purposes and to engage in commercial leasing activities. However, federally chartered savings institutions generally are limited in the amount of commercial business loans they may hold in their portfolio to a maximum of 20% of total assets.

         Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real estate property whose value tends to be more easily ascertainable, commercial business loans are of higher credit risk and typically are made on the basis of the borrower's ability to make repayment from cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value on the success of the business.

         Consumer Loans. The Bank intends to make a variety of consumer loans which are anticipated to consist primarily of fixed-rate installment loans secured by automobiles or by deposits at the Bank. The Bank may originate home improvement loans not secured by real estate and other personal loans, both secured and unsecured.

         Consumer loans may entail greater credit risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or that are secured by rapidly depreciable assets, such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and therefore are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loan.

         Participation Interests. The Bank will consider participating in loans originated in New Jersey outside its primary market area, provided such loans meet approval criteria as will be stipulated in the Bank's lending policies. The Bank anticipates participation in the origination of loans through Thrift Institutions' Community Investment Corporation, a subsidiary of the New Jersey League - Savings and Community Bankers.

         Loan Approval. The Bank's lending activity will be conducted primarily through advertising, customer calls and contacts by the Bank's employees, officers and directors and solicitations to local real estate brokers, builders and real estate developers. The Bank's lending will be subject to written underwriting standards (including, as applicable, a Year 2000 compliance clause) and loan origination procedures. Decisions on loan applications will be made on the basis of detailed applications and property valuations. The loan applications will be designed primarily to determine the borrower's ability to repay and the more significant items on the applications will be verified through the use of credit reports, financial statements, tax returns and/or confirmations.

         The Bank generally will require title insurance on its real estate secured loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. The Bank also will require flood insurance to protect the property securing its interest when the property is located in a flood plain.

         Loan Fees and Service Charges. In addition to interest earned on loans, the Bank will generally recognize fees and service charges which consist primarily of loan origination fees and late charges.

         Loans to One Borrower. Under applicable regulations, the maximum amount of loans that may be made to one borrower initially will not exceed the greater of $500,000 or 15% of the unimpaired capital and surplus of the Bank. The Bank may lend an additional 10% of unimpaired capital and surplus if a loan is fully secured by readily marketable collateral.

         Delinquencies. The Bank's collection procedures are expected to provide that when a loan is 30 days past due, a late charge is added and the borrower is contacted by mail and/or telephone and payment requested. If the delinquency continues, subsequent efforts are made to contact the delinquent borrower. Additional late charges may be added and, if the loan continues in a delinquent status for 90 days or more, the Bank will likely initiate foreclosure proceedings unless other repayment arrangements are made.

         Non-Performing Assets and Asset Classification. Loans will be reviewed on a regular basis and classified in accordance with the requirements of the OTS and internal policies of the Bank. The Bank's internal classifications will be reviewed annually through a loan review process. Such a loan review will likely be outsourced to an independent qualified third party.

Investment Activities

         The Bank will be required under federal regulations to maintain a minimum amount of liquid assets which may be invested in specified short-term securities and certain other investments. The Bank expects to maintain a liquidity portfolio in excess of regulatory requirements. Until the Bank is able to originate sufficient loans, it expects to leverage its capital by investing deposits and borrowed money in securities and other investments at a positive interest rate spread exceeding the cost of deposits received and borrowings. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives and upon management's judgment as to the attractiveness of the yields then available in relation to other opportunities and its expectation of the level of yield that will be available in the future, as well as management's projections as to the short term demand for funds to be used in the Bank's loan origination and other activities. The Bank intends to invest primarily in U.S. Government and agency obligations, federal funds sold and U.S. government agency issued mortgage-backed securities.

Sources of Funds

         General. The management of the Bank will endeavor to build a deposit base with the expectation that deposits will be the major source of the Bank's funds for lending and other investment purposes. In addition to deposits, the Bank anticipates deriving funds from payment streams of loans and securities, sale or maturities of investment securities, operations and, as needed, advances from the Federal Home Loan Bank ("FHLB") of New York. Scheduled loan principal repayments are generally a stable source of funds for banking institutions, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes.

         Deposits. Consumer and commercial deposits will be attracted principally from within the Bank's primary market area through the offering of a broad selection of deposit instruments including NOW, regular savings, money market deposit, term certificate accounts (including negotiated jumbo certificates in denominations of $100,000 or more) and individual retirement accounts and Keogh accounts. Deposit account terms will vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. The Bank will regularly evaluate the internal cost of funds, survey rates offered by competing institutions, review the Bank's cash flow requirements for lending and liquidity and execute rate changes when deemed appropriate. The Bank does not anticipate obtaining funds through brokers. The Bank may seek to acquire deposits from another financial institution in the Bank's primary market area, but presently has no agreements nor intentions to do so.

Employees

         The Bank anticipates having 10 full-time equivalent employees, including two executive officers, when it commences operations. The executive officers of the Bank are expected to initially include (i) the President and Chief Executive Officer (who will also serve initially as the Chief Financial Officer) and (ii) a Chief Lending Officer. The Bank also expects to employ a Senior Operations Officer. In addition, the Bank intends to employ a Branch Manager, Administrative Assistant and a Customer Service Representative. The Bank may employ a Loan Processor and an Operations Supervisor subsequent to the opening of the Bank, but will not likely employ such individuals until the year 2000. The remaining employees will provide staff support in the teller, new accounts and loan processing functions. The employees of the Bank will concentrate on providing a high level of service to the customers of the Bank. Non-banking services, such as data processing, will likely be outsourced to companies specializing in those areas. The Company anticipates having the same executive officers of the Bank act as executive officers of the Company. No other employees of the Company are anticipated at this time. See "Management of the Company" and "Management of the Bank."

         Total compensation for the Bank's employees for the first full year of operations is projected to be $387,000. In addition, the Bank intends to provide its employees with certain benefits programs, including medical insurance, paid vacation time and sick leave. Directors will receive fees in the amount of $300 per month. A stock option plan and restricted stock plan are expected to be adopted by the Board, subject to stockholder approval. Other benefit programs such as a profit sharing plan may also be adopted following commencement of operations of the Bank. The board of directors will consider the implementation of a pension plan, but no such plan will be in place at the commencement of operations of the Bank.

                                   REGULATION

         Set forth below is a brief description of certain laws which relate to the Company and the Bank. The description is not complete and is qualified in its entirety by references to applicable laws and regulations.

Holding Company Regulation

         General. The Company will be required to register and file reports with the OTS and will be subject to regulation and examination by the OTS. In addition, the OTS will have enforcement authority over the Company and any non-savings institution subsidiaries. This will permit the OTS to restrict or prohibit activities that it determines to be a serious risk to the Company and the Bank. This regulation is intended primarily for the protection of the Bank's depositors and not for the benefit of the stockholders of the Company.

         Qualified Thrift Lender ("QTL") Test. Since the Company will only own one savings institution, it will be able to diversify its operations into activities not related to banking, if the Bank satisfies the QTL test. If the Company controls more than one savings institution, it would lose the ability to diversify its operations into non-banking related activities, unless such other savings institutions each also qualify as a QTL or were acquired in a supervised acquisition. See "- Savings Institution Regulation -- Qualified Thrift Lender Test."

         Restrictions on Acquisitions. The Company must obtain approval from the OTS before acquiring control of any other SAIF-insured savings institution. No person may acquire control of a federally insured savings institution without providing at least 60 days written notice to the OTS and giving the OTS an opportunity to disapprove the proposed acquisition.

Savings Institution Regulation

         General. As a federally chartered, SAIF-insured savings institution, the Bank is subject to extensive regulation by the OTS and the FDIC. The Bank's lending activities and other investments must comply with various federal and state statutory and regulatory requirements.

         The OTS, in conjunction with the FDIC, will regularly examine the Bank and prepare reports for the consideration of the board of directors on any deficiencies that the OTS finds in the Bank's operations. The Bank's relationship with the depositors and borrowers also will be regulated to a great extent by federal and state law, especially in such matters as the ownership of savings accounts and the form and content of its mortgage documents.

         The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the SAIF and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in regulations, whether by the OTS, the FDIC or any other government agency, could have a material adverse impact on the Bank's operations.

         Insurance of Deposit Accounts. The FDIC is authorized to establish separate annual assessment rates for deposit insurance for members of the BIF and the SAIF. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to its target level within a reasonable time and may decrease such assessment rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under this system, assessments are set within a range, based on the risk the institution poses to its deposit insurance fund. This risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution.

         Because a significant portion of the assessments paid into the SAIF by savings institutions were used to pay the cost of prior savings institution failures, the reserves of the SAIF were below the level required by law. The BIF had, however, met its required reserve level during the third calendar quarter of 1995. As a result, deposit insurance premiums for deposits insured by the BIF were substantially less than premiums for deposits which are insured by the SAIF. Legislation to capitalize the SAIF and to eliminate the significant premium disparity between the BIF and the SAIF became effective September 30, 1996. The recapitalization plan provided for a special assessment equal to $.657 per $100 of SAIF deposits held at March 31, 1995, in order to increase SAIF reserves to the level required by law. Certain BIF institutions holding SAIF-insured deposits were required to pay a lower special assessment.

         The recapitalization plan also provides that the cost of prior failures which were funded through the issuance of Fico Bonds (bonds issued to fund the cost of savings institution failures in prior years) will be shared by members of both the SAIF and the BIF. This increased BIF assessments for healthy banks to approximately $.0125 per $100 of deposits in 1998. SAIF assessments for healthy savings institutions in 1998 were approximately $.0628 per $100 in deposits and may be reduced, but not below the level set for healthy BIF institutions.

         The FDIC has lowered the rates on assessments paid to the SAIF and widened the spread of those rates. The FDIC's action established a base assessment schedule for the SAIF with rates ranging from 4 to 31 basis points, and an adjusted assessment schedule that reduces these rates by 4 basis points. As a result, the effective SAIF rates range from 0 to 27 basis points as of October 1, 1996. In addition, the FDIC's final rule prescribed a special interim schedule of rates ranging from 18 to 27 basis points for SAIF-member savings institutions for the last quarter of calendar 1996, to reflect the assessments paid to the Financing Corporation (Fico Bonds). Finally, the FDIC's action established a procedure for making limited adjustments to the base assessment rates by rulemaking without notice and comment, for both the SAIF and the BIF.

         The recapitalization plan also provides for the merger of the SAIF and BIF effective January 1, 1999, assuming there are no savings institutions under federal law. Under separate proposed legislation, Congress is considering the elimination of the federal thrift charter and elimination of the separate federal regulation of thrifts. As a result, the Bank may have to convert to a different financial institution charter and be regulated under federal law as a bank, including being subject to the more restrictive activity limitations imposed on national banks. The Bank cannot predict the impact of the proposed legislation unless and until the legislation requiring such change is enacted.

         Regulatory Capital Requirements. OTS capital regulations require savings institutions to meet three capital standards: (1) tangible capital equal to 1.5% of total adjusted assets, (2) core capital equal to at least 3% of total adjusted assets, and (3) risk-based capital equal to 8% of total risk-weighted assets. The Bank's capital ratios, which are set forth under "Historical and Pro Forma Capital Compliance," are expected to be well in excess of these requirements.

         Tangible capital is defined as core capital less all intangible assets (including supervisory goodwill), less certain mortgage servicing rights and less certain investments. Core capital is defined as common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, certain nonwithdrawable accounts and pledged deposits of mutual savings associations and qualifying supervisory goodwill, less nonqualifying intangible assets, certain mortgage servicing rights and certain investments.

         The risk-based capital standard for savings institutions requires the maintenance of total risk-based capital (which is defined as core capital plus supplementary capital) of 8% of risk-weighted assets. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, and the portion of the allowance for loan losses not designated for specific loan losses. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. A savings association must calculate its risk-weighted assets by multiplying each asset and off-balance sheet item by various risk factors as determined by the OTS, which range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and other assets.

         The risk-based capital standards of the OTS generally require savings institutions with more than a "normal" level of interest rate risk to maintain additional total capital. An institution's interest rate risk will be measured in terms of the sensitivity of its "net portfolio value" to changes in interest rates. Net portfolio value is defined, generally, as the present value of expected cash inflows from existing assets and off-balance sheet contracts less the present value of expected cash outflows from existing liabilities. A savings institution will be considered to have a "normal" level of interest rate risk exposure if the decline in its net portfolio value after an immediate 200 basis point increase or decrease in market interest rates (whichever results in the greater decline) is less than two percent of the current estimated economic value of its assets. An institution with a greater than normal interest rate risk will be required to deduct from total capital, for purposes of calculating its risk-based capital requirement, an amount (the "interest rate risk component") equal to one-half the difference between the institution's measured interest rate risk and the normal level of interest rate risk, multiplied by the economic value of its total assets.

         The OTS calculates the sensitivity of an institution's net portfolio value based on data submitted by the institution in a schedule to its quarterly Thrift Financial Report and using the interest rate risk measurement model adopted by the OTS. The amount of the interest rate risk component, if any, to be deducted from an institution's total capital will be based on the institution's Thrift Financial Report filed two quarters earlier. Savings institutions with less than $300 million in assets and a risk-based capital ratio above 12% are generally exempt from filing the interest rate risk schedule with their Thrift Financial Reports. However, the OTS may require any exempt institution that it determines may have a high level of interest rate risk exposure to file such schedule on a quarterly basis and may be subject to an additional capital requirement based upon its level of interest rate risk as compared to its peers. However, due to the Bank's net size and risk-based capital level, it is expected to be exempt from the interest rate risk component.

         In accordance with the requirements of the Federal Deposit Insurance Corporation with respect to the Application for Insurance of Deposits of Village Bank, the organizers agreed to maintain a Tier 1 Capital ratio to total estimated assets of at least 8% and an adequate allowance for loan and lease losses for the first three years of operation of the Bank from the date the FDIC deposit insurance is effective.

         Dividend and Other Capital Distribution Limitations. OTS regulations require the Bank to give the OTS 30 days advance notice of any proposed declaration of dividends to the Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends by the Bank to the Company.

         OTS regulations impose limitations upon all capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to stockholders of another institution in a cash-out merger, and other distributions charged against capital. The rule establishes three tiers of institutions based primarily on an institution's capital level. An institution that exceeds all fully phased-in capital requirements before and after a proposed capital distribution ("Tier 1 institution") and has not been advised by the OTS that it is in need of more than the normal supervision can, after prior notice but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year, or (ii) 75% of its net income over the most recent four quarter period. Any additional capital distributions require prior regulatory notice. The Bank expects to qualify as a Tier 1 institution, but there can be no assurance that it will achieve this goal.

         In the event the Bank's capital falls below the fully phased-in requirement or the OTS notifies the Bank that it needs more than normal supervision, the Bank would become a Tier 2 or Tier 3 institution and as a result, its ability to make capital distributions could be restricted. Tier 2 institutions, which are institutions that before and after the proposed distribution meet their current minimum capital requirements, may only make capital distributions of up to 75% of net income over the most recent four quarter period. Tier 3 institutions, which are institutions that do not meet current minimum capital requirements and propose to make any capital distribution, and Tier 2 institutions that propose to make a capital distribution in excess of the noted safe harbor level, must obtain OTS approval prior to making such distribution. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. The OTS has proposed rules relaxing certain approval and notice requirements for well-capitalized institutions.

         In January 1998, the OTS proposed amendments to its current regulations with respect to capital distributions by savings associations. Under the proposed regulation, savings associations that would remain at least adequately capitalized following the capital distribution, and that meet other specified requirements, would not be required to file a notice or application for capital distributions (such as cash dividends) declared below specified amounts. Under the proposed regulation, savings associations which are eligible for expedited treatment under current OTS regulations are not required to file a notice or an application with the OTS if (i) the savings association would remain at least adequately capitalized following the capital distribution and (ii) the amount of capital distribution does not exceed an amount equal to the savings association's net income for that year to date, plus the savings association's retained net income for the previous two years. Thus, under the proposed regulation, only undistributed net income for the prior two years may be distributed in addition to the current year's undistributed net income without the filing of an application with the OTS. Savings associations which do not qualify for expedited treatment or which desire to make a capital distribution in excess of the specified amount, must file an application with, and obtain the approval of, the OTS prior to making the capital distribution. Under certain other circumstances, savings associations will be required to file a notice with OTS prior to making the capital distribution. The OTS proposed limitations on capital distributions are similar to the limitations imposed upon national banks. The Company is unable to predict whether or when the proposed regulation will become effective.

         A savings institution is prohibited from making a capital distribution if, after making the distribution, the savings institution would be undercapitalized (i.e., not meet any one of its minimum regulatory capital requirements). Further, a savings institution cannot distribute regulatory capital that is needed for its liquidation account.

         Qualified Thrift Lender Test. Savings institutions must meet a qualified thrift lender ("QTL") test. If the Bank maintains an appropriate level of qualified thrift investments ("QTIs") (primarily residential mortgages and related investments, including certain mortgage-related securities) and otherwise qualifies as a QTL, the Bank will continue to enjoy full borrowing privileges from the FHLB of New York. The required percentage of QTIs is 65% of portfolio assets (defined as all assets minus intangible assets, property used by the institution in conducting its business and liquid assets equal to 10% of total assets). Certain assets are subject to a percentage limitation of 20% of portfolio assets. In addition, savings institutions may include shares of stock of the FHLBs, FNMA, and FHLMC as QTIs. Compliance with the QTL test is determined on a monthly basis in nine out of every 12 months.

         Transactions With Affiliates. Generally, restrictions on transactions with affiliates require that transactions between a savings institution or its subsidiaries and its affiliates be on terms as favorable to the savings institution as comparable transactions with non-affiliates. In addition, certain of these transactions are restricted to an aggregate percentage of the savings institution's capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the savings institution. The Bank's affiliates include the Company and any company which would be under common control with the Bank. In addition, a savings institution may not extend credit to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of any affiliate that is not a subsidiary. The OTS has the discretion to treat subsidiaries of savings institutions as affiliates on a case-by-case basis.

         Liquidity Requirements. All savings institutions are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. The liquidity requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings institutions. Monetary penalties may be imposed upon institutions for violations of liquidity requirements.

         Federal Home Loan Bank System. The Bank will be a member of the FHLB of New York, which is one of 12 regional FHLBs. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by savings institutions and proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the FHLB.

         As a member, the Bank will be required to purchase and maintain stock in the FHLB of New York in an amount equal to at least 1% of our aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year. The FHLB imposes various limitations on advances such as limiting the amount of certain types of real estate related collateral to 30% of a member's capital and limiting total advances to a member.

         The FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of FHLB dividends paid and could continue to do so in the future.

         Federal Reserve System. The Federal Reserve System requires all depository institutions to maintain non-interest bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts) and non-personal time deposits. The balances maintained to meet the reserve requirements imposed by the Federal Reserve System may be used to satisfy the liquidity requirements that are imposed by the OTS. Savings institutions have authority to borrow from the Federal Reserve System "discount window," but Federal Reserve System policy generally requires savings institutions to exhaust all other sources before borrowing from the Federal Reserve System.

                            MANAGEMENT OF THE COMPANY

         The board of directors of the Company currently consists of the same individuals who will serve as directors of the Bank. The Company's certificate of incorporation and bylaws require that directors be divided into three classes, as nearly equal in number as possible. Each class of directors serves for a three-year period, with approximately one-third of the directors elected each year. The Bank's officers will be elected by the Board and serve at the Board's discretion.

                             MANAGEMENT OF THE BANK

Directors

         The board of directors of the Bank is currently composed of six members. The proposed stock charter and bylaws for the Bank require that directors be divided into three classes, as nearly equal in number as possible. The officers are elected annually by the Board and serve at the Board's discretion.

         The following table sets forth information with respect to the directors, executive officers, and significant employees, all of whom will continue to serve in the same capacities after the offering. The Bank is currently negotiating with one individual to become Vice President and Chief Lending Officer and another individual to become Vice President and Senior Operations Officer.

                                                                                      Proposed                            % of
                                                                                        Stock                           Proposed
                                                                 Organization       Subscription       Total           Ownership
Directors                      Age (1)       Position               Shares             Shares          Shares            (2)(3)
---------                      -------       --------               ------             ------          ------            ------

William C. Hart                    65        Chairman of             2,500               2,500          5,000               1.0
                                             the Board
Kenneth J. Stephon                 39        President,              5,100              10,000         15,100               3.0
                                             CEO and
                                             Director
William V. R. Fogler               53        Director                3,000               3,000          6,000               1.2
Paul J. Russo                      47        Director                5,000               1,000          6,000               1.2
Jonathan R. Sachs                  41        Director                1,500               2,000          3,500                 *
George M. Taber                    56        Director                1,500               2,500          4,000                 *
                                                                    ------              ------          -----               ---
                                                                    18,600              21,000         39,600               7.9
                                                                    ======              ======         ======               ===

-------------------
(1)      At June 30, 1998.
(2)      Includes shares purchased in the private placement.
(3) Based upon 505,000 shares (outstanding after the issuance of common stock in the private placement and the offering).
 *       Less than 1%

         There is no family relationship between any director or executive officer. No director or executive officer has filed a petition in bankruptcy in the past five years, nor been convicted in a criminal proceeding. The business experience for the past five years of each of the directors and executive officers is as follows:

         Kenneth J. Stephon was President, Chief Executive Officer and a Director of CloverBank, Pennsauken, New Jersey from 1993 until July 1998, having previously served CloverBank as Executive Vice President and Chief Financial Officer. Mr. Stephon has over twenty years of experience in the banking and thrift industries, with experience in all facets of financial institution operations, with particular emphasis on administration, strategic planning and implementation, investment portfolio management, asset and liability management, budgeting and accounting. While at CloverBank, he was responsible for the daily management of the $30 million, three office, community-oriented federal savings bank. Mr. Stephon presently serves as Chairman of the MBA Advisory Board of Rowan University, Glassboro, New Jersey. He is a member of the School of Business Advisory Committee of The College of New Jersey and the Business Advisory Commission of Mercer County Community College, West Windsor Township, New Jersey. He has also served as a member of the Board of Governors of the New Jersey League - Community and Savings Bankers for two terms and is a Past President of the Burlington/Camden Counties Savings League. He has a Master's Degree in Business Administration from Rider University, Lawrenceville, New Jersey and a Bachelor of Science Degree in Accounting from The College of New Jersey (formerly Trenton State College), Ewing Township, New Jersey.

         William C. Hart has been the President and Chief Executive Officer of Mercer Mutual Insurance Company, Pennington, New Jersey since 1987. Mr. Hart has been a Director of Mercer Mutual Insurance Company since 1970 and was Chairman of the Board from 1979 to 1985. He has also been the Chairman of the Investment Committee at the insurance company since 1979. His experience in the thrift industry includes Executive Vice President of Colonial Savings and Loan Association, Roselle Park, New Jersey and President of Colonial Service Corporation from 1984 to 1985 and Chief Executive Officer of Centennial Savings and Loan Association, Pennington, New Jersey from 1962 to 1984. He has a Bachelor of Science Degree in Accounting from Rider University, Lawrenceville, New Jersey.

         William V. R. Fogler is the founder and President of Van Rensselaer, Ltd., Princeton, New Jersey, a registered investment advisory and arbitration consulting firm, founded in 1989. The registered investment advisory division of Van Rensselaer, Ltd. specializes in the management of individual, corporate and ERISA portfolios. Mr. Fogler's exchange affiliations include, NYSE and NASD General Securities Representative and the American Stock Exchange Puts and Calls. He is a member of the NYSE, NASD and American Arbitration Association arbitration panels. He is a Licensed Life Insurance Agent with the State of New Jersey. He is a three term board member of the Rider University Business
Advisory Board and is the Chairman of the Development Committee. He has a Bachelor of Science Degree in Business Administration from Rider University School of Business Administration.

         Paul J. Russo is the Vice President and part-owner of the Lawrenceville Home Improvement Center, Inc., Lawrenceville, New Jersey, where he has worked since 1973. Mr. Russo's responsibilities include sales, marketing and management. He has been a volunteer manager and coach for the Lawrence Township Little League and Babe Ruth League for ten years. He has a Bachelor's Degree of Science in Commerce, magna cum laude, from Rider University, Lawrenceville, New Jersey.

         Jonathan R. Sachs, M.D. has been a physician with the Princeton Gastroenterology Associates, Princeton, New Jersey since 1993, and in private practice since 1989. Dr. Sachs is a licensed Medical Doctor in the State of New Jersey and the Commonwealth of Pennsylvania. He became board certified in Internal Medicine in 1987 and in Gastroenterology in 1989. He is a Fellow in
both the American College of Physicians and the American College of Gastroenterology. He is the co-author of numerous articles in professional publications and abstracts. He is the past Chairman of the Section of Gastroenterology, Department of Internal Medicine at the Medical Center at Princeton. He has been active with the Unitarian Church of Princeton, the Citizens for Quality Schools in Hopewell Township, New Jersey, and as a hockey coach in the Nassau Hockey League. He is a summa cum laude graduate of Amherst College, where he received his Bachelor of Arts Degree and graduated medical school from the Medical College of Pennsylvania, Philadelphia, Pennsylvania.

         George M. Taber is the founder and President of BUSINESS NEWS New Jersey. BUSINESS NEWS New Jersey, founded in its original form in 1988, is a weekly newspaper with a readership of approximately 50,000. Mr. Taber is also the daily business commentator for the radio station New Jersey 101.5, and moderated "Business New Jersey This Week," a weekly cable television show. He was a reporter and editor with Time magazine for 21 years. He has a Master of Arts Degree from the College of Europe in Bruges, Belgium and a Bachelor of Arts Degree from Georgetown University in Washington, D.C.

Remuneration of Directors and Officers

         Director Compensation. The directors of the Bank will each receive fees in the amount of $300 per month, except Mr. Stephon, who will not receive directors' fees. The organizers do not intend for the Company to pay directors' fees apart from those paid by the Bank. The Company may consider the payment of separate board fees in the future based upon several factors, including, but not limited to, the contribution of board members to the operations of the Company rather than the Bank and the financial condition of the Company.

         Employment Agreement. The Company entered into an employment agreement with Mr. Stephon to serve as President and Chief Executive Officer of the Company and the Bank for a three-year term. Mr. Stephon received compensation since August 1998 during the Bank's organizational period at a rate of $6,250 per month. Upon the filing of the Prospectus, he will receive an annual base salary of $110,000. The terms of the employment agreement also provide that Mr. Stephon will be awarded between 10,000 and 30,000 stock options prior to the effective date of this Prospectus, exercisable at a price equal to the offering price in this offering, and exercisable for a period of ten years from the effective date of the Prospectus.

         Pension Plan. The Bank will not initially sponsor a tax-qualified pension plan. Initially, the Bank may implement a 401(k) plan, which initially will have contributions only by the employee. In the future, the Bank will consider the implementation of a retirement plan that will involve contributions made by the Bank.

         Stock Option Plan. The board of directors expects to consider a stock option plan or plans (the Option Plan) following the offering. The exercise price is expected to be the fair market value of the common stock on the date of grant, but not less than $10.00 per share. Options are expected to vest over three years. The Board considers the adoption of the Option Plan to be in the best interests of the Company and its shareholders by assisting the Company and the Bank in attracting and retaining highly qualified individuals to serve as members of management and the Board. The Option Plan shares may be issued from shares purchased from the market or they may be issued from authorized but unissued shares.

         Restricted Stock Plan. The board of directors expects to consider a restricted stock plan (the RSP) following the offering, the objective of which is to enable the Company and the Bank to retain personnel and directors of experience and ability in key positions of responsibility. The RSP will be implemented in accordance with applicable OTS regulations. The RSP would be managed by a committee of non-employee directors. The RSP shares may be issued from shares purchased from the market or from authorized but unissued shares.

         Other Benefits. The Bank expects to pay benefit costs for its employees, including its officers. These costs may include such items as health care, disability insurance and group term life insurance.

Transactions with Related Parties

         After the Company commences operations, it may engage in transactions with its organizers, officers, employees, directors or other affiliated persons only to the extent that such activities are permitted by, and consistent with, all applicable state and federal regulations. OTS and FDIC regulations impose a number of restrictions on transactions and dealings between the Company and affiliated persons. The definition of "affiliated person" includes the Company's directors and officers and their spouses and certain members of their immediate families. Also included as affiliated persons are certain persons, corporations and other organizations that have a close relationship with the Company as set out in the regulations. All dealings between the Company and its affiliated persons will have to comply with those regulations. The Company plans to adopt policies designed to assure compliance with those regulations. Such transactions, should they occur, are expected to be primarily in the nature of loans made in the ordinary course of business such as home loans, educational loans or consumer loans. In addition, future material transactions made or entered into will be no less favorable to the Company than those that can be obtained from unaffiliated third parties. All future loans to directors, officers and affiliates, if any, will be made for bona fide business purposes.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of June 30, 1998, the shares of common stock owned by each person who is a beneficial owner of more than five percent of the outstanding common stock of the Company and is not an officer or director of the Company.

Name and Address of                 Amount of                 Percent of Class
Beneficial Owner               Beneficial Ownership           Before Offering(1)
-------------------            --------------------           ------------------

Fred D. Price
Cranbury, NJ                          20,000                         21.09%

Peter and Mary Russo Trust
Lawrenceville, NJ                     10,000                         10.54%

Felix Buccellata
Belle Mead, NJ                         7,500                          7.91%

Raman R. Patel
Lawrenceville, NJ                      5,000                          5.27%

John P. Russo, Jr.
Lawrenceville, NJ                      5,000                          5.27%


-------------------
(1) Prior to this pubic offering of the common stock of the Company, there were 94,850 shares of Company common stock outstanding.

                          DESCRIPTION OF CAPITAL STOCK

         The Company is authorized to issue 5,000,000 shares of the common stock, $0.10 par value, of which 94,850 shares were issued on May 20, 1998 in the private placement. The Company is authorized to issue 1,000,000 shares of serial preferred stock, $0.10 par value, with none issued to date. The Company does not intend to issue any shares of serial preferred stock in the offering, nor are there any present plans to issue such preferred stock following the offering. The following is a summary of certain terms of the common stock and is subject to and qualified in its entirety by reference to the certificate of incorporation and bylaws of the Company which are filed with the SEC as exhibits to the registration statement of which this Prospectus forms a part.

Common Stock

         Voting Rights. Each share of the common stock will have the same relative rights and will be identical in all respects to every other share of the common stock. The holders of the common stock will possess exclusive voting rights in the Company, except to the extent that shares of serial preferred stock issued in the future may have voting rights, if so designated by the board of directors of the Company. Each holder of the common stock will be entitled to only one vote for each share held of record on all matters submitted to a vote of holders of the common stock and will not be permitted to cumulate their votes in the election of the Company's directors.

         Liquidation. In the unlikely event of the complete liquidation or dissolution of the Company, the holders of the common stock will be entitled to receive all assets of the Company available for distribution in cash or in kind, after payment or provision for payment of (i) all debts and liabilities of the Company (including all savings accounts and accrued interest thereon); (ii) any accrued dividend claims; and (iii) liquidation preferences of any serial preferred stock which may be issued in the future.

         Restrictions   on  Acquisition  of  the  Common  Stock.   See  "Certain
Anti-Takeover Provisions" for a discussion of the limitations on acquisition of shares of the common stock.

         Other Characteristics. Holders of the common stock will not have preemptive rights with respect to any additional shares of the common stock which may be issued. Therefore, the board of directors may sell shares of capital stock of the Company without first offering such shares to existing stockholders of the Company. The common stock is not subject to call for redemption, and the outstanding shares of common stock when issued and upon receipt by the Company of the full purchase price therefor will be fully paid and non-assessable.

         Issuance of Additional Shares. Other than shares to be issued pursuant to the benefit plans, the Company has no present plans, proposals, arrangements or understandings to issue additional authorized shares of the common stock. In the future, the authorized but unissued and unreserved shares of the common stock will be available for general corporate purposes, including, but not limited to, possible issuance as stock dividends, in connection with mergers or acquisitions, under a cash dividend reinvestment or stock purchase plan, in a public or private offering, or under employee benefit plans. Normally no stockholder approval would be required for the issuance of these shares, except as described herein or as otherwise required to approve a transaction in which additional authorized shares of the common stock are to be issued.

Serial Preferred Stock

         None of the 1,000,000 authorized shares of serial preferred stock of the Company will be issued in the offering. After the offering is completed, the board of directors of the Company will be authorized to issue serial preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof, subject to regulatory approval but without stockholder approval. If and when issued, the serial preferred stock is likely to rank prior to the common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The board of directors, without stockholder approval, can issue serial preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock. The board of directors has no present intention to issue any of the serial preferred stock. If such stock is issued without shareholder approval, such issuance will be approved by a majority of independent directors who do not have an interest in the transaction and who have access to counsel.

Certain Anti-Takeover Provisions

         The following discussion is a general summary of the material provisions of the certificate of incorporation, bylaws, and certain other regulatory provisions of the Company, which may be deemed to have such an anti-takeover effect.

Provisions of the Company's Certificate of Incorporation and Bylaws

         Election of Directors. Certain provisions of the Company's certificate of incorporation and bylaws will impede changes in majority control of the board of directors. The Company's certificate of incorporation provides that the board of directors of the Company will be divided into three staggered classes, with directors in each class elected for three-year terms. Thus, it would take two annual elections to replace a majority of the Company's board. The Company's certificate of incorporation provides that the size of the board of directors may be increased or decreased only if two-thirds of the directors then in office concur in such action. The certificate of incorporation also provides that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Finally, the certificate of incorporation and the bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

         The certificate of incorporation provides that a director may only be removed for cause by the affirmative vote of at least 80% of the outstanding shares of the Company entitled to vote generally in an election of directors cast at a meeting of stockholders called for that purpose.

         Restrictions on Call of Special Meetings. The certificate of incorporation of the Company provides that a special meeting of stockholders may be called only by the President of the Company, by a majority of the board of directors of the Company, or by a committee of the board of directors pursuant to a resolution adopted by a majority of the board of directors or pursuant to the bylaws of the Company.

         Absence  of   Cumulative   Voting.   The   Company's   certificate   of
incorporation provides that stockholders may not cumulate their votes in the election of directors.

         Authorized Shares. The certificate of incorporation authorizes the issuance of 5,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the offering to provide the Company's board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of stock options. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The board of directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

         Procedures for Business Combinations. The certificate of incorporation requires the affirmative vote of at least 80% of the outstanding shares of the Company for any merger, consolidation, liquidation, or dissolution of the Company or any action that would result in the sale or other disposition of at least 50% of the tangible assets of the Company, unless the transaction has been approved by the board of directors. Any amendment to this provision requires the affirmative vote of at least 80% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

         Amendment to Certificate of Incorporation and Bylaws. Amendments to the Company's certificate of incorporation must be approved by the Company's board of directors and also by a majority of the outstanding shares of the Company's voting stock, provided, however, that approval by at least 80% of the outstanding voting stock entitled to vote generally in the election of directors is generally required for certain provisions (i.e., number, classification, election and removal of directors; amendment of bylaws; call of special stockholder meetings; preemptive rights; nomination of directors and stockholder proposals; voting rights; director liability; business combinations; power of indemnification; and amendments to provisions relating to the foregoing in the certificate of incorporation).

         The bylaws may be amended by a two-thirds vote of the board of directors or the affirmative vote of the holders of at least 80% of the outstanding shares of the Company entitled to vote in the election of directors cast at a meeting called for that purpose.

         Regulatory Restrictions. Federal regulations require that, prior to obtaining control of an insured institution, a person, other than a company, must give 60 days notice to the OTS and have received no OTS objection to such acquisition of control, and a company must apply for and receive OTS approval of the acquisition. Control involves a 25% voting stock test, control in any manner of the election of a majority of the institution's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of an institution's voting stock, if the acquiror also is subject to any one of either "control factors," constitutes a rebuttable determination of control under the regulations. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock after the effective date of the regulations must file with the OTS a certification that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the offering, the Company will have a minimum of 504,850 and a maximum of 704,850 shares of common stock issued and outstanding. All shares of common stock issued in the offering will be available for resale in the public market without restriction or further registration under the Securities Act, except for shares purchased by affiliates of the Company (in general, any person who has a control relationship with the Company) which shares will be subject to the resale limitations of Rule 144 under the Securities Act. After the offering, shares of common stock held by affiliates will be considered "control shares", and are eligible for sale in the public market in compliance with Rule 144.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, is entitled to sell, within any three month period, a number of restricted shares as to which at least one year has elapsed from the later of the acquisition of such shares from the Company or an affiliate of the Company in an amount that does not exceed the greater of (i) one percent of the then outstanding shares of common stock, or (ii) if the Common Shares are quoted on the Nasdaq National Market or a stock exchange, the average weekly trading volume of the Common Shares during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person and who has beneficially owned shares as to which at least two years have elapsed from the later of the acquisition of such shares from the Company or an affiliate of the Company is entitled to sell them without regard to the volume, manner of sale, or notice requirements of Rule 144.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby and certain other matters will be passed upon for the Company by Malizia, Spidi, Sloane & Fisch, P.C., Washington D.C., counsel to the Company.

                          VILLAGE FINANCIAL CORPORATION


                          INDEX TO FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----

Balance Sheet (unaudited).................................................  F-1

Statement of Operations (unaudited).......................................  F-2

Statement of Cash Flows (unaudited).......................................  F-3

Notes to Financial Statements (unaudited).................................  F-4

                          VILLAGE FINANCIAL CORPORATION
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                                       June 30,
                                                                        1998
                                                                     -----------

ASSETS
Cash and interest-bearing deposits in banks                          $  920,943
Deferred organization costs                                              55,000
                                                                      ---------

                                    TOTAL ASSETS                     $  975,943
                                                                      =========


LIABILITIES
Accounts payable and accrued expenses                                $  100,293
                                                                      ---------

STOCKHOLDERS' EQUITY
Preferred stock, par value $.10; 1,000,000 shares authorized;
        none outstanding                                                      -
Common stock, par value $.10; 5,000,000 shares authorized;
        94,850 issued and outstanding                                     9,485
Additional paid-in capital                                              939,015
Retained deficit                                                        (72,850)
                                                                      ---------
                                    TOTAL STOCKHOLDERS' EQUITY          875,650
                                                                      ---------
                                    TOTAL LIABILITIES AND
                                       STOCKHOLDERS' EQUITY          $  975,943
                                                                      =========


See accompanying notes to the financial statements.

                          VILLAGE FINANCIAL CORPORATION
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                                 Period From
                                                              January 16, 1998
                                                                 (Inception)
                                                              to June 30, 1998
                                                              ----------------


INTEREST INCOME                                              $          4,530
                                                                -------------

EXPENSES
        Professional services                                          76,688
        Other                                                             692
                                                                -------------
                  Total expenses                                       77,380
                                                                -------------
Loss before income taxes                                              (72,850)
Income taxes                                                                -
                                                                -------------
NET LOSS                                                     $        (72,850)
                                                                =============

LOSS PER SHARE                                                         ($0.77)

AVERAGE SHARES OUTSTANDING                                             94,850


See accompanying notes to the financial statements.

                          VILLAGE FINANCIAL CORPORATION
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)


                                                                   Period From
                                                                January 16, 1998
                                                                   (Inception)
                                                                to June 30, 1998
                                                                ----------------

OPERATING ACTIVITIES
Net loss                                                        $      (72,850)
Adjustments to reconcile net loss to net cash provided
        by operating activities:
        Increase in accrued expenses, net                               45,293
                                                                 -------------
                  Net cash used for operating activities               (27,557)
                                                                 -------------
FINANCING ACTIVITIES
Proceeds from sale of common stock                                     948,500
                                                                 -------------
                  Net cash provided by financing activities            948,500
                                                                 -------------

                  Increase in cash and cash equivalents                920,943

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                             -
                                                                 -------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                      $      920,943
                                                                 =============


See accompanying notes to the financial statements.

                          VILLAGE FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                                TO JUNE 30, 1998
                                   (UNAUDITED)


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation
--------------------------------------

Village Financial Corporation ("the Corporation") was incorporated under the laws of the State of New Jersey on January 16, 1998, for the purpose of becoming a holding company, which will own all of the outstanding shares of capital stock of a proposed federal stock savings bank with the name Village Bank ("the Bank"). The Corporation will be a unitary savings and loan holding company and will own only the Bank. As of June 30, 1998, the Corporation is capitalized to the extent currently considered necessary to provide adequate funding of the ongoing organization efforts of management in the formation of the Bank. Additional funds necessary to adequately capitalize the Bank will be raised through a contemplated initial public offering ("IPO"), which is discussed in greater detail in these notes. Upon satisfaction of the conditions of the IPO and receipt of appropriate regulatory approval, the Bank will operate two branch offices as a community oriented bank concentrating on consumer residential and installment loan products and deposit services, and will be headquartered in Lawrenceville, New Jersey. Qualifying customer bank deposit accounts will be insured by the Federal Deposit Insurance Corporation. The anticipated opening of the Bank is scheduled for January 4, 1999, pending receipt of necessary regulatory approvals and raising adequate capital funds.

To date, the Corporation's operations have been limited to in-formation procedures; raising capital, recruiting officers and staff, obtaining a banking facility and working towards obtainment of regulatory approval. Since the Corporation's planned principal operations have not yet commenced no significant revenue has been derived therefrom. There is no assurance that the Corporation will be able to raise sufficient capital to satisfy minimum regulatory capital requirements. Further, if such capital requirements are not met, the formation of the Bank will be delayed or not materialize.

The accounting and reporting policies of the Corporation will conform with generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and income and expenses during the reported period. Actual results could differ from those estimates. In the opinion of management, the accompanying financial statements of the Corporation contain all adjustments necessary for the fair presentation of the Corporation's balance sheet, results of operations and cash flows for the period from inception through June 30, 1998. The results of operations for this period are not indicative of the results that may actually occur once operations commence and could be materially different.

Business Office Facility
------------------------

On July 17, 1998 the Corporation entered into an operating lease arrangement for office space located in Pennington, New Jersey. Monthly office rental payments of $350 and furniture rental payments of $62 a month will be payable over the lease term, which is for one year.

                          VILLAGE FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                                TO JUNE 30, 1998
                             (UNAUDITED) (Continued)


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Organization Costs and Start-up Activities Expenses
------------------------------------------------------------

Such costs are for organization work being completed as well as the registration process for the IPO. Offering expenses will be charged to stockholders' equity upon completion of the IPO and are presently recorded as deferred organization costs. Organizational services relating to the preparation of regulatory applications, feasibility studies, and financial projections are considered costs of start-up activities and will be charged to expense once paid.

All other ongoing organizational and start-up costs incurred primarily before the commencement of operations as a bank will also be expensed in accordance with the AICPA accounting statement of Position 98-5, "Reporting on the Costs of Start-up Activities." The Statement requires entities to expense costs of start-up activities as they are incurred.

Cash Flow Information
---------------------

Cash equivalents include amounts due from banks, and interest-bearing deposits with banks that have original maturities of 90 days or less.

Income Taxes
------------

The Corporation has not provided for a federal or state income tax provision for the period ending June 30, 1998, as the Corporation represents an entity in-formation and has incurred a cumulative operating loss since the date of incorporation. As such, a 100% valuation allowance for the deferred tax assets, comprised solely of the tax benefit generated from the operating loss, has been recorded.

Stockholders' Equity and Initial Public Offering
------------------------------------------------

Initial capitalization of the Corporation has occurred through the subscription and issuance of common stock, in a private placement during the second quarter of 1998. As of June 30, 1998, a total of 94,850 shares, at an offering price of $10.00 per share, have been subscribed to and issued.

The Corporation intends to issue between 410,000 and 610,000 shares of common stock at $10.00 per share in the IPO. Current shares of common stock owned by investors, from a private placement, and any other additional shares issued prior to the IPO, will remain issued and outstanding. The Corporation anticipates purchasing all of the common stock to be issued by the Bank with the net proceeds received from the private placement and the IPO.

Earnings Per Share
------------------

For the period ending June 30, 1998, earnings per share is calculated using the weighted average number of shares outstanding from May 20, 1998 (issue date) through June 30, 1998. For 1998, the Corporation has maintained a simple capital structure; therefore, there are no dilutive effects on loss per share computations.

                                                                      APPENDIX A

                          VILLAGE FINANCIAL CORPORATION
                                   A proposed
                        Holding Company for Village Bank
                                (In Organization)

                            Lawrenceville, New Jersey

                             SUBSCRIPTION AGREEMENT

                    THE OFFER OF THE SECURITIES IS MADE ONLY
                         BY THE ACCOMPANYING PROSPECTUS

         Subject to the terms and conditions of sale contained in the Prospectus dated ______, 1998, (the "Prospectus"), the undersigned hereby subscribes for the purchase of the number of shares shown below of the common stock ($0.10 par value), of Village Financial Corporation (the "Company"), a proposed holding company for Village Bank (In Organization) (the "Bank"). The purchase price is $10.00 per share and full payment is enclosed with this Subscription Agreement. Enclosed as payment for the shares subscribed to herein is a check, bank draft or money order payable to "Summit Bank, Escrow Agent for Village Financial Corporation," in the amount shown below.

         Terms not otherwise defined herein shall have the same meaning as in the Prospectus.

         All subscriptions for the offering are subject to a 100 share purchase minimum and a 50,000 share maximum purchase limitation per subscriber. For purposes of determining the maximum purchase limitation, the term subscriber includes all persons who are affiliates of the person submitting this Subscription Agreement (an affiliate is a person that directly, or indirectly, controls, is controlled by or is under common control with, the subscriber).

Method of Subscription

         All subscriptions must be made on this Subscription Agreement. Subscriptions are not binding until accepted by the Company. The Company reserves the right to reject any subscription, with or without cause. The Company will refuse any subscription by sending written notice to the subscriber by first-class mail within ten calendar days after receipt of the subscription, and the subscriber's Subscription Agreement and refund of payment will accompany such notice. Any Subscription Agreement which is completely and correctly filled out, which is accompanied by proper and full payment and which is physically received at the office of the Company by an employee or agent of the Company by the date set forth in the Prospectus, shall be deemed to have been accepted if it is not refused as hereinbefore provided within ten calendar days after such receipt.

         A completed Subscription Agreement and payment in full (made in the manner specified below) of the total subscription price for the number of shares subscribed should be mailed to the Company at the following address:

                          Village Financial Corporation
                                  P.O. Box 6554
                         Lawrenceville, New Jersey 08648

Subscriptions also may be delivered in person to the office of the Company at 23 Route 31 North, Suite A22, Pennington, New Jersey between 10:00 a.m. and 5:00 p.m. Monday through Friday.

IMPORTANT: PAYMENTS MUST BE MADE IN UNITED STATES FUNDS BY CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO "SUMMIT BANK, ESCROW AGENT FOR VILLAGE FINANCIAL CORPORATION," CHECKS MAY NOT BE MADE PAYABLE TO THE ORGANIZERS OF THE COMPANY. FAILURE TO INCLUDE THE FULL SUBSCRIPTION PRICE WITH THE SUBSCRIPTION AGREEMENT WILL RESULT IN THE SUBSCRIPTION BEING RETURNED BY THE ESCROW AGENT.

Terms of the offering

         The Company is offering a minimum of 410,000 shares and a maximum of 610,000 shares at $10.00 per share pursuant to the Prospectus. The offering will terminate at 5:00 p.m., New Jersey Time, on _______ __, 1998, unless extended by the Company without further notice to subscribers. If the offering is not completed by _______ __, 199_, subscribers will be refunded their subscription funds.


         If an extension to the offering is obtained, subscribers would be resolicited and all subscription funds would be promptly refunded. Subscribers would also be provided with a supplemental offering prospectus declared effective by the SEC. Upon resolicitation, subscribers would have an opportunity to increase or decrease their subscriptions.

         The Company will deliver an effective prospectus to all persons to whom the securities offered hereby are to be sold at least 48 hours prior to the acceptance or confirmation of sale to such persons or to send such a prospectus to such persons under circumstances that it would normally be received by them 48 hours prior to acceptance or confirmation of the sale. The Company will mail to all subscribers who have theretofore received a Prospectus written notice of any such determination to terminate the offering at least seven days prior to such termination. During this seven day period, the Company will continue to accept subscriptions for up to 610,000 shares. The Company expects only one closing.

Subscription Escrow Agreement

         The Escrow Agent will maintain the records of the Escrow Account so that each subscriber's funds will be insured up to $100,000 by the FDIC so long as such funds are held in the escrow account.

         Subscribers may not receive interest on their subscription funds, if the offering expenses are in excess of the amounts to be covered by the proceeds of the private placement. However, if such funds are held by the Company in excess of 90 days, such funds will be promptly returned to the subscriber with any interest earned thereon. Subscribers will not be entitled to any return of funds during the offering period.

Receipts

         Not sooner than forty-eight hours after receipt of the subscriber's Subscription Agreement and payment in full for the shares subscribed the Company will deliver a receipt to the subscriber by first-class mail or by personal delivery.

Stock Certificates

         Within approximately seven business days after receipt of final regulatory approval and authorization to do business, the Company will cause to be mailed by first-class mail or deliver to each subscriber a certificate representing the shares of common stock purchased by such subscriber.

Acknowledgements

         The undersigned hereby acknowledges receipt of a copy of the Prospectus, and represents that this Subscription Agreement is made solely on the basis of the information contained in the Prospectus and is not made in reliance on any inducement, representation or statement not contained in the Prospectus. The undersigned understands that no person (including any Organizer) has authority to give any information or to make any representation not contained in the Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. The undersigned represents that this subscription is made for the benefit of the undersigned and not for the benefit of any other person who is not identified on this Subscription Agreement. The undersigned also acknowledges that there is in the offering a minimum purchase requirement of 100 shares and a maximum purchase limitation of 50,000 shares. The undersigned is aware that ownership of 5% or more of the outstanding common stock could obligate the undersigned to comply with certain reporting and other requirements of federal and state banking and securities laws. The undersigned understands that the shares of the common stock offered by the Company are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other governmental or private agency.

         This Subscription Agreement is made in consideration of the premises set forth in the Prospectus and the subscriptions of others, and the undersigned acknowledges that this Subscription Agreement creates a legally binding obligation unless refused by the Company.

Number of shares __________ at $10.00 per share (100 share minimum) equals $___________________
(Total Purchase Price)


         -----------------------------------------------------------------------
         (Name(s) in which stock certificates should be registered*)


         -----------------------------------------------------------------------
         (Street Address)


         -----------------------------------------------------------------------
         (City/State/Zip Code)

                                                     (    )
         ---------------------------------------     ---------------------------
         (Social Security or Tax I.D. No.)           (Telephone No.)


------------------------------------------      --------------------------------
(Date)                                               (Signature)


------------------------------------------      --------------------------------
(Date)                                               (Signature)

         *Stock certificates for shares to be issued in the names of two or more persons will be registered in the names of such persons as joint tenants with right of survivorship, and not as tenants in common.


         If shares are to be held in joint ownership, all joint owners should sign this Agreement. Information on the Agreement will be treated confidentially by the Company, to the extent legally permissible.

         If purchaser is a corporation or partnership, list the names of the principals of the corporation or partnership as well as the name of the corporation or partnership.

                          VILLAGE FINANCIAL CORPORATION




                            410,000 to 610,000 Shares
                                  Common Stock





                                   PROSPECTUS











                             Dated _______ __, 1998


                  THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS
                  AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Officers and Directors.

         Section 14A:3-5 of the New Jersey Business Corporation Act sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such.

         Provisions regarding indemnification of directors, officers, employees or agents of the Company are contained in Article 17 of the Company's Articles of Incorporation.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act, as amended.


Item 25.          Other Expenses of Issuance and Distribution

*        Legal services..............................................$100,000
*        Accounting and consulting fees..............................  30,000
*        Registration and application fees...........................  20,000
*        Printing, stationery and supplies...........................  10,000
*        Pre-opening salaries/benefits/health insurance.............. 183,000
*        Occupancy costs.............................................  20,000
*        Marketing, travel and promotions............................   8,000
*        Postage and telephone.......................................   2,000
*        Miscellaneous...............................................  10,000
                                                                      -------
         TOTAL ......................................................$383,000
                                                                     ========

*    Estimated.   Includes  all  expenses  in  connection  with  all  regulatory applications (i.e., SEC, OTS, and FDIC).


Item 26.          Recent Sales of Unregistered Securities.

         Set forth below is certain information concerning all sales of securities by the Company since inception that were not registered under the Securities Act of 1933 (the "Securities Act").

         During the second quarter of 1998, the Company offered and sold to investors 94,850 shares of its common stock at $10.00 per share. The total offering price was $948,500. The Company received all of the proceeds of the offering. There were no underwriting fees or commissions.

         The above sales were exempt from the registration requirements of the Securities Act pursuant to Section 3(b) and the provisions of Rule 504 of Regulation D.

Item 27.          Exhibits:

                  The exhibits filed as part of this Registration Statement are as follows:

                   3(i)    Certificate of Incorporation of Village Financial Corporation
                    (ii)   Bylaws of Village Financial Corporation
                   4.1     Specimen Stock Certificate of Village Financial Corporation
                   4.2     Form of Subscription Agreement (included as Appendix A to the  Prospectus)
                   5       Opinion of Malizia,  Spidi, Sloane & Fisch, P.C.
                  10.1     Employment Agreement with Kenneth J. Stephon
                  10.2     Lease Agreement (Lawrenceville)*
                  10.3     Lease Agreement (Pennington)*
                  10.4     Escrow Agreement*
                  23       Consent of Malizia, Spidi, Sloane & Fisch, P.C. (included in Exhibit 5)
                  24       Power of Attorney (reference is made to the Signature page)
                  27       Financial Data Schedule**
                  99       Marketing Materials*

                  --------------
                  *        To be filed by amendment
                  **       Electronic filing only


Item 28. Undertakings

         The undersigned registrant hereby undertakes:

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Lawrenceville, New Jersey, on September 22, 1998.

                        VILLAGE FINANCIAL CORPORATION



                        By:      /s/Kenneth J. Stephon
                                 -----------------------------------------------
                                 Kenneth J. Stephon
                                 President, Director and Chief Executive Officer (Duly Authorized Representative)

         We the undersigned directors and officers of Village Financial Corporation do hereby severally constitute and appoint Kenneth J. Stephon our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Kenneth J. Stephon may deem necessary or advisable to enable Village Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of Village Financial Corporation's common stock, including specifically but not limited to, power and authority to sign for us or any of us, in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Kenneth J. Stephon shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of September 22, 1998.



By:/s/Kenneth J.Stephon                           By:/s/Paul J. Russo
   --------------------------------------            ---------------------------
         Kenneth J. Stephon                               Paul J. Russo
     President, Director, Chief Executive                 Director
     Officer and Chief Financial/
         Accounting Officer


By:/s/William C. Hart                             By:/s/Jonathan R. Sachs
   --------------------------------------            ---------------------------
         William C. Hart                                  Jonathan R. Sachs
         Director                                         Director
         (Chairman of the Board)


By:/s/William V.R. Fogler                         By:/s/George M. Taber
   --------------------------------------            ---------------------------
         William V.R. Fogler                              George M. Taber
         Director                                         Director